                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                    JWGENESIS FINANCIAL CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)                    Amount Previously Paid:
                                         $20,587.19
                ------------------------------------------------------------
           (2)         Form, Schedule or Registration Statement No.:
                                        Schedule 14A
                ------------------------------------------------------------
           (3)                         Filing Party:
                                 JWGenesis Financial Corp.
                ------------------------------------------------------------
           (4)                          Date Filed:
                                      October 10, 2000
                ------------------------------------------------------------

                   [LETTERHEAD OF JWGENESIS FINANCIAL CORP.]

                                              November 13, 2000

DEAR FELLOW SHAREHOLDERS:

    You are probably aware that our board of directors has approved the acquisition of JWGenesis by First Union Corporation in a merger, and that we would be calling a special meeting to seek your approval. I am pleased that the meeting is now scheduled for December 12, 2000, and I personally want to invite you to participate in the vote on the merger. The merger would allow us and our clients to have access to the resources of one of the largest banking organizations in the United States, and it would position us and First Union to better meet all of our clients' financial needs. For our shareholders, we believe the merger provides the opportunity to realize an attractive cash price for their investment, at a time when we believe the future for small, stand-alone, financial services firms is changing rapidly and becoming uncertain.

    If the merger agreement is completed, each share of our common stock will be converted into the right to receive a cash payment of between $10 and $12 per share. The specific amount of the cash payment will not be known until the closing, because it is based on a formula that considers the number of our registered representatives who both sign agreements with us for next year and actually continue as registered representatives on the merger closing date. The specifics of that formula, and other detailed information about the proposed merger and the special meeting, are included in the enclosed proxy statement. I ENCOURAGE YOU TO READ THE ENTIRE DOCUMENT CAREFULLY.

    We cannot complete the merger unless, along with fulfilling certain other conditions, we obtain the approval of the merger agreement by majority vote of our shareholders. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting of shareholders, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD TO US.

    With the encouragement and support of our shareholders over the years, we have been privileged to help build your company into an important financial services business that has attracted a financial giant like First Union. I believe it is the right time for this strategic step in the life of your and our company, and so I enthusiastically join with the other voting members of our board of directors in recommending that you vote in favor of the merger.

                                          Sincerely,

                                          /s/ Marshall T. Leeds
                                          Marshall T. Leeds
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

            [BOTTOM LETTERHEAD ADDRESS OF JWGENESIS FINANCIAL CORP.]

                           JWGENESIS FINANCIAL CORP.
                           980 NORTH FEDERAL HIGHWAY
                                   SUITE 310
                           BOCA RATON, FLORIDA 33432

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 2000

                            ------------------------

To the Shareholders of
JWGENESIS FINANCIAL CORP.:

    Notice is hereby given that a special meeting of shareholders of JWGenesis Financial Corp., a Florida corporation, will be held on Tuesday, December 12, 2000, at 12:00 p.m. Eastern Time, at the Sheraton of Boca Raton, 2000 N.W., 19th Street, Boca Raton, Florida, for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 31, 2000, and amended as of October 24, 2000, by and between JWGenesis and First Union Corporation, a North Carolina corporation, pursuant to which JWGenesis will merge with a wholly owned subsidiary of First Union, with JWGenesis being the surviving corporation and becoming a wholly owned subsidiary of First Union; and

    2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN YOUR BEST INTERESTS, AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT. The merger and the merger agreement are more fully described in the accompanying proxy statement, and a copy of the merger agreement is attached as Annex A to the proxy statement. You should review the proxy statement and the merger agreement for more complete information regarding the merger proposal.

    Approval of the merger agreement requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock. Only shareholders of record at the close of business on November 10, 2000 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED IN FAVOR OF THE MERGER. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Joel E. Marks
                                          Joel E. Marks
                                          SECRETARY

November 13, 2000

                           JWGENESIS FINANCIAL CORP.

                               ------------------

                                PROXY STATEMENT
                            DATED NOVEMBER 13, 2000
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 2000

                            ------------------------

    This proxy statement is being furnished by the board of directors of JWGenesis Financial Corp., a Florida corporation, to the holders of outstanding shares of common stock of JWGenesis in connection with the proposed merger of JWG Acquisition Sub, Inc., a Florida corporation and a wholly owned subsidiary of First Union Corporation, a North Carolina corporation, with and into JWGenesis pursuant to an Agreement and Plan of Merger, dated as of August 31, 2000, and amended as of October 24, 2000, by and between JWGenesis and First Union, a copy of which is attached as Annex A.

    In the merger, if it is approved by the JWGenesis shareholders and thereafter consummated, JWGenesis will become a wholly owned subsidiary of First Union, and each issued and outstanding share of common stock of JWGenesis will be converted into the right to receive a cash payment that will be between $10 and $12 per share.

    The specific amount of the cash payment will not be known at the time of the special meeting, because it will be based on the percentage of aggregate trading commissions earned by JWGenesis for the twelve months ended July 31, 2000 that were produced by registered representatives who were affiliated with JWGenesis as of August 31, 2000, and who both sign agreements to affiliate with JWGenesis as independent contractors for calendar year 2001 and actually continue as registered representatives of JWGenesis on the merger closing date. Using this formula, the cash payment to the JWGenesis shareholders, if the merger is consummated, will be $10 per share, if the percentage is less than 90%; $11 per share, if the percentage is at least 90% but less than 95%; or $12 per share, if the percentage is 95% or more. As of the date of this proxy statement, we have signed agreements for year 2001 with registered representatives whose aggregate production under the formula is between 90% and 95%, and we are continuing our efforts to procure additional agreements and to retain these persons through the merger closing date. While we have in place a program that uses financial incentives to help us retain our registered representatives, we can provide no assurance that the price will be more than $10 per share.

    This proxy statement accompanies a Notice of Special Meeting of Shareholders of JWGenesis to be held on December 12, 2000, at which time the shareholders will be asked to approve the merger agreement and to transact such other business as may properly come before the special meeting.

    THE BOARD OF DIRECTORS OF JWGENESIS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF JWGENESIS, AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

    This proxy statement is first being mailed to shareholders on or about November 15, 2000.

                           FORWARD-LOOKING STATEMENTS

    This proxy statement contains statements about future events and expectations that we refer to as forward-looking statements. We have based these forward-looking statements on our management's beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. The words "believe", "may", "will", "should", "anticipate", "estimate", "expect", "intend", "objective", "seek", "strive", "likelihood" or similar words, or the negatives of these words, identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results, performance or financial conditions to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events or changes in future operating results over time.

                               TABLE OF CONTENTS

                                                 PAGE
                                               --------
SUMMARY INFORMATION..........................      3
  The Companies..............................      3
  The Special Meeting........................      4
  The Merger.................................      4
  What You Will Receive in the Merger........      4
  Payment Procedures.........................      4
  Record Date, Voting Securities and Vote
    Required.................................      5
  Voting and Revocability of Proxies.........      5
  Our Recommendation to Shareholders.........      5
  Our Financial Advisor Believes the Merger
    Consideration is Fair to Shareholders....      5
  Interests of our Directors and Officers in
    the Merger May Differ from Your Interests
    as a Shareholder.........................      6
  Distribution of Interest in
    MVP.com, Inc.............................      6
  Market Prices for Our Common Stock.........      7
  Corporate Reorganization...................      7
  General Conditions to Completion of the
    Merger...................................      7
  Termination of the Merger Agreement........      8
  Treatment of Options and Warrants..........      8
  We Have Established a Program to Retain Our
    Brokers..................................      9
  We Must Obtain Regulatory Approvals to
    Complete the Merger......................      9
  Financial Ability of First Union...........      9
  You Will Not Have Dissenters' or Appraisal
    Rights...................................     10
  Federal Income Tax Consequences of the
    Merger...................................     10
THE COMPANIES................................     11
THE SPECIAL MEETING..........................     11
  Date, Time and Place Information...........     11
  Record Date; Quorum........................     11
  Required Vote..............................     12
  Voting Power of Directors and Officers.....     12
  Voting, Revocation and Solicitation of
    Proxies..................................     12

                                                 PAGE
                                               --------
  Recommendation of the Board of Directors...     13
  Other Matters to be Considered at the
    Special Meeting..........................     13
THE MERGER...................................     14
  General....................................     14
  Background and Reasons for the Merger......     14
  Opinion of Berkshire Capital Corporation...     18
  Effective Time of the Merger...............     24
  Payment for Shares.........................     24
  Financing..................................     25
  Distribution of Interest in MVP.com........     25
  Market Prices for Our Common Stock.........     26
  Federal Income Tax Consequences of the
    Merger...................................     27
  Treatment of Options and Warrants..........     28
  Retention Program..........................     28
  Interests of Certain Persons in the
    Merger...................................     29
  Conditions to Completion of the Merger.....     31
  Regulatory Approvals.......................     32
  Corporate Reorganization...................     32
  Amendment, Waiver and Termination..........     33
  Termination Fee............................     33
  Conduct of Business Pending the Merger.....     34
  Management and Operations After the
    Merger...................................     36
  Post-Merger Compensation and Benefits......     36
  Additional Provisions of the Merger
    Agreement................................     36
  Expenses and Fees..........................     37
  Litigation Involving the Merger............     38
SECURITY OWNERSHIP OF MANAGEMENT AND
  OTHERS.....................................     39
APPRAISAL RIGHTS.............................     39
SHAREHOLDER PROPOSALS........................     40
WHERE YOU CAN FIND MORE INFORMATION..........     40

ANNEX A--Agreement and Plan of Merger
ANNEX B--Form of Voting Agreement
ANNEX C--Opinion of Berkshire Capital Corporation

                              SUMMARY INFORMATION

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THE PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THE ENTIRE PROXY STATEMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER IN ORDER TO UNDERSTAND FULLY THE TERMS OF THE MERGER. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 40. EACH ITEM IN THIS SUMMARY OF TERMS REFERS TO THE PAGE WHERE THAT SUBJECT IS DISCUSSED IN MORE DETAIL.

    IN ADDITION, WE HAVE ATTACHED THE MERGER AGREEMENT TO THE PROXY STATEMENT AS ANNEX A. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT, FOR IT IS THE LEGAL DOCUMENT THAT GOVERNS THE TERMS OF THE MERGER. IF THERE IS ANY INCONSISTENCY BETWEEN THE LANGUAGE IN THIS SUMMARY OF TERMS OR IN THE PROXY STATEMENT AND THE LANGUAGE IN THE MERGER AGREEMENT, THE LANGUAGE IN THE MERGER AGREEMENT WILL CONTROL.

- THE COMPANIES (see page 11)

 JWGENESIS

    We are a diversified financial services holding company, incorporated in Florida, whose principal operating subsidiaries are JWGenesis Financial Services, Inc., JWGenesis Securities, Inc., JWGenesis Financial
    Markets, Inc. and JWGenesis Financial Group, Inc. On a combined basis, we operate a full-service securities brokerage and investment banking business that offers "one-stop-shopping" to our customers and clients. Our stock trades on the American Stock Exchange under the symbol "JWG". Our principal executive offices are located at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432, and our telephone number at that location is
    (561) 338-2600.

 FIRST UNION

    First Union Corporation, a North Carolina corporation, is a financial and bank holding company that is subject to the Bank Holding Company Act of 1956. First Union is the sixth largest bank holding company in the United States, based on assets of $247 billion at September 30, 2000. Through its full-service banking subsidiaries, First Union provides a wide range of commercial and retail banking services and trust services and provides various other financial services, including investment banking and insurance and securities brokerage services, through other subsidiaries. First Union's retail brokerage unit, First Union Securities, is the nation's sixth largest brokerage organization, with more than 7,000 registered representatives in 45 states. First Union's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-1207, and the telephone number at that location is (704) 374-6565.

 JWG ACQUISITION SUB, INC.

    JWG Acquisition Sub, Inc., a Florida corporation, is a wholly owned subsidiary of First Union. JWG Acquisition Sub was incorporated in Florida on September 28, 2000 and is a company organized for the purpose of acquiring JWGenesis in the merger. It has not otherwise conducted any business operations. JWG Acquisition Sub's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-1207, and the telephone number at that location is (704) 374-6565.

- THE SPECIAL MEETING (see page 11)

    We have scheduled a special meeting of our shareholders to be held at 12:00 p.m., Eastern Time, on December 12, 2000, at the Sheraton of Boca Raton, 2000 N.W., 19th Street, Boca Raton, Florida. At the special meeting, you will be asked to:

    - approve the Agreement and Plan of Merger, dated as of August 31, 2000, and amended as of October 24, 2000, by and between JWGenesis and First Union; and

    - act on other matters that may properly be submitted to a vote at the special meeting. We do not expect any other matter to be submitted.

- THE MERGER (see page 14)

    First Union will acquire us through the merger of a wholly owned subsidiary of First Union with us. As a result, we will become a wholly owned subsidiary of First Union, and our name will be changed to First Union Genesis Holdings, Inc. The merger will be completed if our shareholders approve the merger agreement, we obtain all required approvals, and all other conditions of the merger agreement are satisfied or waived. We expect to complete the merger early in January 2001. We or First Union may terminate the merger agreement if the merger is not completed by March 31, 2001.

- WHAT YOU WILL RECEIVE IN THE MERGER (see page 14)

    As a result of the merger, each share of our common stock that you hold as of the closing of the merger will be converted into the right to receive a cash payment of between $10 and $12 per share, without interest, following the closing of the merger. We refer to this cash payment as the "merger consideration."

    The specific amount of the merger consideration will not be known at the time of the special meeting, because it will be based on the percentage of aggregate trading commissions earned by us for the twelve months ended
    July 31, 2000 that were produced by registered representatives who were affiliated with us as of August 31, 2000, and who both sign independent contractor agreements with JWGenesis for calendar year 2001 and actually continue as our registered representatives on the merger closing date. Using this formula, the merger consideration will be $10 per share, if the percentage is less than 90%; $11 per share, if the percentage is at least 90% but less than 95%; or $12 per share, if the percentage is 95% or more. As of the date of this proxy statement, we have signed agreements for year 2001 with registered representatives whose aggregate production under the formula is between 90% and 95%, and we are continuing our efforts to procure additional agreements and to retain these persons through the merger closing date. While we have established a retention program that uses financial incentives to help us retain our registered representatives, we can provide no assurance that the level of retention we achieve will cause the merger consideration to be more than $10 per share.

    Any of our registered representatives as of August 31, 2000 who become employees of First Union, or an affiliate of First Union, and remain as such as of the merger closing date, will be treated as having met the conditions for purposes of determining the above percentage levels.

- PAYMENT PROCEDURES (see page 24)

    Following the closing of the merger, First Union's paying agent will mail transmittal materials to our shareholders as of the closing date for their use in exchanging certificates that previously represented shares of our common stock for payment of the merger consideration. YOU SHOULD NOT SEND US YOUR CERTIFICATES UNTIL YOU HAVE RECEIVED THESE TRANSMITTAL MATERIALS.

- RECORD DATE, VOTING SECURITIES AND VOTE REQUIRED (see page 11)

    You will be entitled to vote at the special meeting if you owned any shares of our common stock at the close of business on November 10, 2000. As of that date, there were 8,534,431 shares of our common stock outstanding and entitled to be voted at the meeting. You can cast one vote for each share of our common stock that you owned on that date. If you choose not to vote your shares of common stock, that will have the effect of a vote "AGAINST" approval of the merger agreement.

    The holders of a majority of our outstanding shares of common stock must vote "FOR" the approval of the merger agreement in order to approve the merger agreement. Nine of our directors and officers, holding 2,573,450 shares, or approximately 30.0% of the outstanding shares, of our common stock have entered into voting agreements with First Union to vote their shares in favor of approval of the merger agreement (the form of voting agreement they entered into is attached to this proxy statement as Annex B). Therefore, approval of the merger agreement will require the additional affirmative vote of the holders of approximately 20.1% of our outstanding shares of common stock.

    First Union's stockholders are not required to approve the merger agreement.

- VOTING AND REVOCABILITY OF PROXIES (see page 12)

    You may vote at the special meeting by either returning the enclosed form of proxy or by appearing at the special meeting and voting in person. If you execute and return a proxy, you may revoke that proxy at any time before it is voted by:

    - delivering to our Secretary a written notice, bearing a date later than the date of your proxy, stating that the proxy is revoked;

    - signing and delivering a different proxy relating to the same shares and bearing a date that is later than the date of your previous proxy; or

    - attending the special meeting and voting in person.

- OUR RECOMMENDATION TO SHAREHOLDERS (see page 13)

    Our board of directors believes that the merger is advisable and in your best interests, and recommends that you vote "FOR" the proposal to approve the merger agreement. In making its recommendation, our board of directors considered, among other things, the all-cash nature of the consideration and the likelihood that it will deliver greater value to all of our shareholders than that reasonably to be expected if JWGenesis were to remain as a stand-alone company, in light of the paradigm shifts ongoing within the financial services industry as a result of consolidation, technological advances and competitive pricing practices that are adversely affecting margins.

- OUR FINANCIAL ADVISOR BELIEVES THE MERGER CONSIDERATION IS FAIR TO SHAREHOLDERS (see page 18)

    Berkshire Capital Corporation has delivered a written opinion to our board of directors, dated August 31, 2000 that, based upon and subject to the matters described in the opinion, the merger consideration is fair to the holders of our common stock from a financial point of view. We have attached a copy of Berkshire's opinion to this proxy statement as Annex C. You should read this opinion completely to understand the assumptions made, matters considered and limitation of the review undertaken by Berkshire in providing its opinion. The opinion is subject to the qualifications and limitations referred to in its text. Berkshire's opinion is directed to our board of directors, and does not constitute a recommendation to you as to any matter relating to the merger.

    Our fee arrangement with Berkshire is part of an agreement we signed with them in 1999, and a portion of the amount Berkshire can receive is contingent upon the merger being completed; or if it is not, upon us completing some other form of strategic transaction. That fee arrangement is discussed in more detail under the heading "Opinion of Berkshire Capital Corporation--Our Financial Arrangements with Berkshire Capital".

- INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER MAY DIFFER FROM YOUR INTERESTS AS A SHAREHOLDER (see page 29)

    Some of our directors and officers have interests in the merger in addition to their interests as shareholders generally, including the following:

    - In connection with the merger agreement, First Union entered into employment agreements with Marshall T. Leeds, our Chairman, President and Chief Executive Officer; Joel E. Marks, our Vice Chairman, Chief Operating Officer and Secretary; and Gregg S. Glaser, our Executive Vice President, Chief Financial Officer and Treasurer. These employment agreements will become effective at the time of the merger, and establish the respective annual base salaries and bonus arrangements for these executives after the merger. The employment agreements also prescribe the bonus that JWGenesis may pay these executives for services during fiscal year 2000, and establish the payment to be made to them in consideration of the termination of their existing employment and other agreements with JWGenesis. A discussion of the financial terms of these agreements compared to the financial terms of our preexisting arrangements with these persons is contained under the heading "Interests of Certain Persons in the Merger".

    - All holders of options and warrants to purchase our common stock, whether vested or unvested, with an exercise price less than the merger consideration will receive a cash payment equal to the difference between the merger consideration and the exercise price of their then-unexercised options or warrants, in connection with which such options and warrants will be cancelled. Our executive officers and directors, along with many other personnel, hold options that will be subject to such treatment. Our executive officers and directors hold options or warrants for an aggregate of 182,336 shares of the total 2,341,301 shares covered by options and warrants that would be subject to such treatment. These are described under the heading "Security Ownership of Management and Others".

    - Following the merger, First Union will generally indemnify and provide liability insurance to our present directors and officers, subject to certain exceptions.

    Our board of directors was aware of these interests, and took them into account in approving the merger agreement.

- DISTRIBUTION OF INTEREST IN MVP.COM, INC. (see page 25)

    First Union is not acquiring the interest we owned in MVP.com, Inc.--which is a privately-held corporation engaged in the retail sale of outdoor and sporting goods merchandise equipment and products on the Internet--and we are distributing the substantial portion of that interest (at least 75%) to our shareholders whether or not the merger is completed. The distribution to our shareholders is in the form of a special dividend of units of membership interest in a special purpose, limited liability company we formed to hold the MVP.com stock, and it is being paid pro-rata to shareholders of record as of November 10, 2000. The distribution is described in detail in an information statement that we mailed to our shareholders of record on or about October 25, 2000, and which we intend to re-distribute to the shareholders who receive the distribution, along with certain additional information about the distribution, as soon as practicable.

    We reserved the remaining units of the limited liability company for transfer to holders of options and warrants for the purchase of our common stock, in order to obtain their consent (a) to the treatment of their respective options or warrants in the manner described in the merger agreement, and (b) if the merger is not completed for any reason, to an amendment of the terms of their respective options or warrants regarding treatment of such securities in any potential future acquisition of us by an unaffiliated third party. A portion of the reserved units will also be transferred to certain of our registered representatives in lieu of options that would have been granted to them at the end of fiscal year 2000 under our Broker Stock Option Program.

    Because MVP.com is a privately-held company and there is no trading market for its capital stock, we cannot advise you as to the value of the distribution. In any event, that distribution is an entirely separate transaction from the proposed merger and is not part of the merger consideration that our shareholders as of the closing date of the merger will receive if the merger with First Union is completed.

- MARKET PRICES FOR OUR COMMON STOCK (see page 26)

    Our stock trades on the American Stock Exchange under the symbol "JWG". On November 13, 2000, the closing price of our stock was $9.81 per share. We advise you to obtain current market quotations for your shares.

    The closing price of our common stock on August 31, 2000, the last day before we announced the merger agreement, was $14.94. This price is higher than the merger consideration. In evaluating the merger, we considered the unusual trading activity in our stock that led up to that price, which began on August 22, 2000, when our stock price rose from $7.50 on the preceding day to a closing price of $10.44 and eventually rose to $14.94 on August 31, 2000. This spike in our stock price, which was accompanied by a significant increase in trading volume (approximately 749% of our average for the prior 90 calendar days), is inconsistent with the range of trading prices established over the preceding three months. Our board of directors believed that this unexplained and abnormal activity was an inappropriate reference point for determining a price for an enterprise transaction in which all of our shareholders would share, as in the proposed merger with First Union.

- CORPORATE REORGANIZATION (see page 32)

    Under the merger agreement, we have agreed to effect a reorganization of our existing subsidiaries in which we will transfer all employees, independent contractors, client relationships and other business relations from each of our other broker-dealer subsidiaries to our subsidiary, JWGenesis Financial Services, Inc. In addition, each of the branch offices that are currently owned directly by one of our broker-dealer subsidiaries will be reorganized to operate as an independently owned, affiliated branch office of JWGenesis Financial Services.

- GENERAL CONDITIONS TO COMPLETION OF THE MERGER (see page 31)

    For the merger to occur, the holders of shares of our common stock representing a majority of the votes entitled to be cast at the special meeting must approve the merger agreement, and we and First Union must satisfy or otherwise waive all of the other conditions specified in the merger agreement, which includes the following:

    - the receipt of all consents, approvals, permits and authorizations required to be obtained from any governmental or regulatory agency or from any third party;

    - the absence of any action on the part of any regulatory authority issuing, enacting, promulgating, enforcing or entering any statute, rule, regulation, judgment, decree, injunction or other order that is in effect and prohibits the merger;

    - the execution of independent contractor agreements for the calendar year 2001 by our registered representatives that account for at least 70% of our aggregate trading commissions for the twelve-months ended July 31, 2000 and the continued affiliation of such representatives with us as of the closing of the merger;

    - the corporate reorganization of our subsidiaries and the distribution of our interest in MVP.com, Inc.;

    - options and warrants for no more than 135,000 shares of our common stock remaining outstanding as of the closing of the merger; and

    - the effectiveness as of the closing of the merger of the employment agreements between First Union and each of Marshall Leeds, Joel Marks and Gregg Glaser.

- TERMINATION OF THE MERGER AGREEMENT (see page 33)

    The merger agreement may be terminated at any time prior to the closing of the merger by, among other things, the mutual written agreement of us and First Union. In addition, either we or First Union may independently terminate the merger agreement if:

    - the merger has not been completed by March 31, 2001;

    - our shareholders do not vote to approve the merger agreement;

    - we do not receive the required regulatory approvals in connection with the merger; or

    - the other party is in material breach of any representation or warranty contained in the merger agreement, or breaches any covenant in the merger agreement, and such breach cannot be or has not been cured within 30 days of written notice to the breaching party.

    In addition, First Union may terminate the merger agreement if our board of directors withdraws or modifies, in a manner materially adverse to First Union, its approval or recommendation of the merger agreement, or fails to reconfirm its recommendation after the receipt of an acquisition proposal from a third party.

    We have agreed to pay First Union a termination fee of $3.5 million if:

    - any person other than First Union acquires beneficial ownership of 50% or more of our common stock (or 25% if we have previously breached the "no shop" provision in the merger agreement);

    - we enter into an acquisition transaction without First Union's consent; or

    - after any person other than First Union has either made a proposal to enter into an acquisition transaction with us or initiated a tender or exchange offer for our common stock, and before the merger agreement is terminated, our shareholders (1) do not approve the merger agreement,
      (2) the shareholder meeting is not held or (3) the shareholder meeting is cancelled.

- TREATMENT OF OPTIONS AND WARRANTS (see page 28)

    Holders of options or warrants, whether vested or unvested, with an exercise price that is less than the merger consideration will have those options or warrants cancelled, and will receive a cash payment from First Union equal to the difference between the exercise price per share of those options and warrants and the merger consideration, less applicable amounts to cover withholding taxes. Holders of options or warrants, whether vested or unvested, with an exercise price that is greater than or equal to the merger consideration will have those options or warrants cancelled, and will not receive payment from First Union.

    It may be necessary to obtain the consent of certain holders to such treatment of their options or warrants. The merger agreement requires our board of directors to take such action as is necessary to provide that each outstanding option or warrant to purchase our common stock will be treated as described above upon completion of the merger, and it is a condition to First Union's obligation to complete the merger that options and warrants for not more than 135,000 shares of common stock remain outstanding as of the closing of the merger.

- WE HAVE ESTABLISHED A PROGRAM TO RETAIN OUR BROKERS (see page 28)

    In connection with the merger, we have established a retention program to help us retain our current employee registered representatives, who will become independent contractor registered representatives as a result of the corporate reorganization we must undertake before the merger. The retention program is intended both to preserve the value of our business for First Union following the merger (and for us if the merger is not completed for any reason) and to try to increase from $10 per share the amount of merger consideration payable to our shareholders under the price adjustment formula described herein. We have reserved approximately $10.0 million for payments or awards to such persons in the form of forgivable loans. We are also making available some financial incentives to our existing independent contractor registered representatives to encourage them to sign new affiliation agreements with JWGenesis Financial Services for the year 2001. As of the date of this proxy statement, we have signed agreements for year 2001 with registered representatives whose aggregate production under the formula is between 90% and 95%, and we are continuing our efforts to procure additional agreements and to retain these persons through the merger closing date.

    We can provide no assurance, however, that our retention efforts will be sufficiently successful to cause the merger consideration to be more than $10 per share or to satisfy First Union's closing condition to the merger.

- WE MUST OBTAIN REGULATORY APPROVALS TO COMPLETE THE MERGER (see page 32)

    Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the merger may not be completed until the expiration, or early termination, of a 30-day waiting period following filing of notifications by both First Union and us with the Department of Justice and the Federal Trade Commission. The parties filed the notifications on October 20, 2000, and received notification of early termination of the waiting period on November 8, 2000.

    The merger is also subject to the approval of, or notice to, state and other regulatory authorities and self-regulatory organizations, including the National Association of Securities Dealers, Inc. We have agreed to cooperate with First Union to make all of the necessary filings, and either we or First Union have filed, or soon will file, all of the required applications and notices.

    While we believe we will obtain the regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

- FINANCIAL ABILITY OF FIRST UNION (see page 25)

    First Union has represented in the merger agreement that it has sufficient cash to pay the merger consideration.

- YOU WILL NOT HAVE DISSENTERS' OR APPRAISAL RIGHTS (see page 39)

    Because our common stock is listed on the American Stock Exchange, you will not have appraisal rights under the Florida Business Corporation Act in connection with the merger.

- FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (see page 27)

    The receipt of cash pursuant to the merger agreement will be a taxable transaction for federal income tax purposes. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                 THE COMPANIES

JWGENESIS

    JWGenesis is a diversified financial services holding company whose principal operating subsidiaries are JWGenesis Financial Services, Inc., JWGenesis Securities, Inc., JWGenesis Financial Markets, Inc. and JWGenesis Financial Group, Inc. On a combined basis, we operate a full-service securities brokerage and investment banking business that offers "one-stop-shopping" to our customers and clients. With over 500 registered representatives in over 34 states, including those operating under our affiliated branch office system, we provide a wide range of securities brokerage and investment services to a diversified client base. Our principal executive offices are located at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432, and out telephone number at that location is (561) 338-2600.

FIRST UNION

    First Union is a Charlotte, North Carolina-based financial and bank holding company that is subject to the Bank Holding Company Act of 1956. Through its full service offices along the East Coast, First Union provides a wide range of commercial and retail banking services and trust services in Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, Virginia, North Carolina, South Carolina, Georgia, Florida and Washington, D.C. First Union also provides various other financial services through its subsidiaries, including mortgage banking, investment banking, insurance and securities brokerage services. First Union is the sixth largest bank holding company in the United States, based on assets of $247 billion at September 30, 2000, and its retail brokerage unit, First Union Securities, is the nation's sixth largest brokerage organization with more than 7,000 registered representatives in 45 states. First Union's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-1207, and the telephone number at that location is
(704) 374-6565.

JWG ACQUISITION SUB, INC.

    JWG Acquisition Sub, Inc. is a Florida corporation formed solely for the purpose of merging into JWGenesis and has not conducted any business operations since its organization on September 28, 2000. JWG Acquisition Sub's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-1207, and the telephone number at that location is
(704) 374-6565.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE INFORMATION

    The special meeting of our shareholders to consider and vote on the merger agreement discussed herein will be held on Tuesday, December 12, 2000 at 12:00 p.m., Eastern Time, at the Sheraton of Boca Raton, 2000 N.W., 19th Street, Boca Raton, Florida.

RECORD DATE; QUORUM

    RECORD DATE

    Our board of directors has established the close of business on November 10, 2000 as the record date to determine the shareholders entitled to vote at the special meeting. As of the close of business on the record date, there were 8,534,431 shares of our common stock outstanding, which were held by approximately 150 holders of record. Our common stock represents the only outstanding class of JWGenesis voting securities. Votes may be cast at the meeting in person or by proxy.

    QUORUM

    The presence at the special meeting, either in person or by proxy, of a majority of the shares of our common stock outstanding as of the record date is necessary to constitute a quorum to transact business at the special meeting. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed in order to solicit additional proxies.

    Abstentions and "broker non-votes" will be counted solely for the purpose of determining whether a quorum is present. Broker non-votes are shares held by brokers or nominees on behalf of customers that are represented at the meeting but with respect to which the broker or nominee has not been instructed how to vote. Brokers holding shares in street name for customers are prohibited from voting those customers' shares on whether to approve the merger agreement in the absence of specific instructions from those customers.

REQUIRED VOTE

    Under Florida law and our articles of incorporation, approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. You may cast one vote for each share of our common stock that you owned on the record date. Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" approval of the merger agreement. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger agreement.

VOTING POWER OF DIRECTORS AND OFFICERS

    As a condition to First Union's willingness to enter into the merger agreement, nine of our directors and officers, holding 2,573,450 shares, or approximately 30.2% of the outstanding shares of our common stock, agreed to vote their shares of our common stock "FOR" approval of the merger agreement. (The form of voting agreement entered into by these persons is attached as Annex B to this proxy statement.) Assuming these shares are so voted, approval of the merger agreement will require the additional affirmative vote of the holders of approximately 19.9% of our common stock outstanding on the record date. The description under the heading "Security Ownership of Management and Others" contains information regarding the security ownership of certain beneficial owners and management.

    As of the record date, to First Union's knowledge, neither First Union nor any of its directors or executive officers or their affiliates held any of our common stock.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

    The proxy for the special meeting is solicited on behalf of our board of directors. You are being requested to complete, date and sign the enclosed proxy card and promptly return it in the accompanying envelope.

    Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. Except for broker non-votes, if no instructions are indicated, those proxies will be voted "FOR" approval of the merger agreement, and in the discretion of the proxy holders designated by our board of directors as to any other matter that may properly come before the special meeting.

    If a quorum is not present at the time the special meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may postpone the special meeting or may adjourn the special meeting with or without a vote of shareholders. If we propose to adjourn the meeting by a vote of shareholders, the persons named in the enclosed form of proxy will vote all of the shares of our common stock for which they have authority in favor of an adjournment, unless the proxy indicates a vote against approval of the merger agreement.

    The grant of a proxy on the enclosed form of proxy card will not prevent you from voting in person at the special meeting. You may revoke your proxy at any time before it is voted at the special meeting by doing any one of the following:

    - delivering to our Secretary a written notice, bearing a date later than the date of your proxy, stating that the proxy is revoked;

    - signing and delivering a proxy card relating to the same shares and bearing a date that is later than the date of your previous proxy card, before the vote at the special meeting; or

    - attending the special meeting and voting in person.

All written notices of revocation and other communications with respect to revocation of proxies should be addressed to:

    JWGENESIS FINANCIAL CORP.
    980 NORTH FEDERAL HIGHWAY
    SUITE 310
    BOCA RATON, FLORIDA 33432
    ATTN: SECRETARY

    A proxy appointment will not be revoked by death or incapacity of the shareholder who executed the proxy unless, before the shares are voted, notice of such death or incapacity is filed with our Secretary or other person responsible for tabulating votes on our behalf.

    Your attendance at the special meeting will not by itself constitute revocation of your proxy--you must also vote in person at the special meeting. If your broker previously voted your shares on your behalf, any revocation of your proxy must be done through your broker, in writing to our Secretary, prior to the special meeting.

    We will bear the cost of soliciting proxies, including the cost of printing the proxy statement, mailing it and filing it with the Securities and Exchange Commission. In addition to solicitation by mail, our directors, officers and certain other employees may solicit proxies by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other nominees and fiduciaries for forwarding solicitation material to the beneficial owners of stock held of record by those persons, and we will reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. We have retained D.F. King & Co., Inc. to assist in distributing proxy material to such brokerage houses and other nominees and fiduciaries, and to assist in solicitation of proxies by contacting record and beneficial owners of our common stock, for a fee not to exceed $6,000, plus expenses and certain per-call telephone charges. D.F. King & Co. is located at 77 Water Street, New York, New York 10005, and its telephone number at that address is (800) 549-6746.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    For the reasons discussed in this proxy statement, our board of directors (with one director, who perceived that he might have a conflict of interests because of his affiliation with a competitor of First Union, abstaining) unanimously approved the merger agreement, believes that the merger is advisable and in your best interests, and recommends that you vote "FOR" approval of the merger agreement and the consummation of the transactions contemplated therein.

OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    As of the date of this proxy statement, we are not aware of any business or matter other than the proposal to approve the merger agreement. If, however, any additional matter properly comes before the special meeting, the proxy holders will vote on these matters in their discretion.

                                   THE MERGER

    THE FOLLOWING SECTIONS DESCRIBE CERTAIN INFORMATION PERTAINING TO THE MERGER. THE DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ANNEXES TO THIS PROXY STATEMENT, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE. WE URGE ALL SHAREHOLDERS TO READ EACH OF THE ANNEXES IN THEIR ENTIRETY.

GENERAL

    The merger agreement provides for a transaction in which First Union will acquire JWGenesis by merging JWG Acquisition Sub, a wholly owned subsidiary of First Union, with and into JWGenesis. At the closing of the merger, each share of our common stock will cease to be outstanding and, excluding any shares held by us or First Union (other than in a fiduciary capacity or in connection with trading activities), will be converted into the right to receive a cash payment, without interest, of between $10 and $12 per share following the closing of the merger.

    The specific amount of the cash payment will not be known at the time of the special meeting, because it will be based on the percentage of aggregate trading commissions earned by JWGenesis for the twelve months ended July 31, 2000 that were produced by registered representatives who were affiliated with JWGenesis as of August 31, 2000, and who both sign independent contractor agreements with JWGenesis for calendar year 2001 and actually continue as our registered representatives on the merger closing date. Using this formula, the cash payment to the shareholders will be $10 per share, if the percentage is less than 90%; $11 per share, if the percentage is at least 90% but less than 95%; or $12 per share, if the percentage is 95% or more. As of the date of this proxy statement, we have signed agreements for year 2001 with registered representatives whose aggregate production under the formula is between 90% and 95%, and we are continuing our efforts to procure additional agreements and to retain these persons through the merger closing date. While we have established a retention program that uses financial incentives to help us retain our registered representatives, we can provide no assurance that the level of retention we achieve will cause the merger consideration to be more than $10 per share.

    Any individuals who were registered representatives of JWGenesis as of August 31, 2000, but become employees of First Union, or an affiliate of First Union, and remain as such as of the merger closing date, will be treated as having met the conditions for purposes of determining the above percentage levels.

    We and First Union amended the merger agreement on October 24, 2000 for the sole purpose of including JWG Acquisition Sub as a party to the merger agreement. A copy of the amendment is included as part of Annex A to this proxy statement.

BACKGROUND AND REASONS FOR THE MERGER

    From time to time over the past several years, our management has reviewed the potential short-term and long-term impact of various trends in the financial services industry--including those toward consolidation, massive deployment of technological innovations (often at significant capital costs), and increased competition--on our competitive position and our ability to continue to enjoy financial success and increase shareholder value. Our board regularly discussed with management the challenges and strategic opportunities for our business. In 1997, we retained Berkshire Capital Corporation as our financial advisor to assist us in an ongoing strategic review of our business, and in 1999 we asked Berkshire Capital to help develop and prioritize prospective strategic transactions.

    In 1998, with Berkshire Capital's assistance, we perceived an opportunity to strengthen both our securities brokerage and capital markets capabilities by acquiring for shares of our stock the business of Genesis Merchant Group Securities LLC. That transaction strengthened us as a one-stop-shopping financial services business, but continuing rapid changes in the financial services industry (and cultural incompatibilities with some of the management personnel of Genesis), eventually led us to divest a portion of the operations we acquired from Genesis. Later in 1998, we also saw an opportunity to increase substantially both our number of registered representatives and our geographic penetration by acquiring several branch offices of Chatfield Dean & Co. That transaction increased our revenues substantially in 1999 and 2000, and also directly led to our affiliation with John Elway. Mr. Elway became our corporate spokesman in 1999 and our partner in an Internet venture that led to our ownership of an interest in MVP.com, Inc.

    Even with these successes, and the ability of our management team to continue to achieve record financial results for our shareholders, we believed that further strategic initiatives would be required to remain competitive and financially successful in the changing industry environment. Our competitors were becoming larger, with ready access to increased financial resources, as a result of industry-wide consolidations. We believed the increase in the breadth of product offerings by such financial services firms was expanding the expectations of customers for one-stop-shopping and was accompanied by new pricing practices that were beginning to erode the traditional margins on our retail securities brokerage transactions. In addition, we were concerned about the amount of capital that would be required to assume a leading position with the new technologies being introduced into our business. We believed that large investments in new technologies would be necessary in order to sustain the high level of services required by our customers, especially in securities clearing services operations, which had come to constitute a significant portion of our profitability. Accordingly, in May 1999, we asked Berkshire Capital to develop, on a confidential basis, a comprehensive list of prospective partners for a strategic transaction with us.

    As that process was ongoing, we otherwise continued to explore opportunities to create or realize value for our shareholders, and in June of 1999, we saw an opportunity to address a significant part of the above concern by selling our securities clearing business to Fiserv, Inc. for $59 million in cash. That strategic transaction enabled us to deliver immediate value to our shareholders in February 2000 by making a tax-advantaged, partial tender offer (in lieu of a special dividend) that paid $35 million in cash (at $20 per share, on a post-split basis) on a pro-rata basis to all of our shareholders who chose to participate.

    Following the partial tender offer at $20 per share that resulted in the purchase of approximately 18.6% of our then outstanding shares, our stock price declined from $19.01 per share in January 2000 before the tender offer, to $9.50 per share in April 2000, and traded between $12 and $7.81 per share from May through July 2000. Our management shared with the board of directors its concern that we might not be able to continue to enhance or realize maximum value for all our shareholders acting alone, without a strong, national strategic partner.

    Between July 1999 and January 2000, acting on our request of May 1999, Berkshire Capital had contacted and developed a list of 28 financial institutions for consideration by our management as potential strategic partners. Of these 28 institutions, 13 expressed an interest in receiving information about our business. After obtaining appropriate confidentiality agreements, Berkshire Capital sent each of these 13 institutions a package of business information about us for their review. Of these 13 institutions, only First Union--which was interested in adopting our independently-owned, affiliated branch offices model for part of its brokerage operations--chose to meet with us to review additional financial and operating information regarding our business.

    Our management had also delivered business information packages to three other institutions who had come to its attention independently of Berkshire Capital, and members of our management team had meetings with these institutions during March and April 2000 to discuss a range of strategic possibilities. None of these discussions led to an offer or other formal proposal by these institutions for consideration by our board of directors.

    In April 2000, we held our first meeting with representatives of First Union to discuss the potential benefits of an affiliation between the two companies. From April to July of 2000, representatives of JWGenesis held a series of additional meetings and shared extensive information with representatives of First Union concerning a possible business combination. On April 5, 2000 and again on June 7, 2000, senior executives of First Union's retail securities brokerage unit met with our management and other select key personnel in Boca Raton, Florida, our headquarters, to have high level discussions about a possible transaction. On April 17 and 18, 2000, and on August 8 and 9, 2000, senior executives of JWGenesis visited with executives of First Union's retail securities brokerage unit in Richmond, Virginia, the national headquarters for First Union's retail securities brokerage and clearing operations, as part of those discussions.

    Over the course of these discussions and negotiations, our executive officers had several informal discussions with members of our board of directors to update them on strategic developments. On July 28, 2000, management discussed informally with one of the two outside directors of JWGenesis the status of the discussions with First Union. (Because the other outside director was an executive of Fiserv, Inc., a competitor of First Union, management determined not to inform him of the specific developments with First Union at that time.)

    During the week of August 28, 2000, several representatives of First Union traveled to Boca Raton, Florida, to conduct extensive business and legal due diligence regarding JWGenesis, and the parties and their respective legal counsel engaged in detailed negotiations of the terms of the definitive documentation, including preparing drafts of a merger agreement, and various business and legal requirements for completing a transaction.

    On August 31, 2000, our board of directors held a special meeting, at which representatives of Berkshire Capital and our outside legal counsel participated, to consider the terms of the proposed merger and to review and discuss the merger agreement. As part of that meeting, our legal counsel reviewed the terms of the merger agreement; the terms of the employment agreements being required by First Union for our three senior executives who are also directors; the distribution of the interests in a limited liability company being formed to hold our shares of MVP.com, Inc. capital stock; the terms of the "no shop" provision and the board's "fiduciary out" and also the termination fee of $3.5 million to First Union; and other relevant legal issues. Our board of directors received, and discussed with representatives of Berkshire Capital, their report and assessment of the merger proposal, including the written opinion of Berkshire Capital, dated August 31, 2000, that, as of that date, and subject to certain matters stated therein, the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of our common stock.

    Wm. Dennis Ferguson, who was our outside director that was affiliated with Fiserv, Inc., after hearing the specifics of the proposal, chose not to participate in the board's formal consideration of the proposed merger with First Union, because he perceived that he may have a conflict of interests in light of the competition between Fiserv and First Union in the securities clearing business. (Mr. Ferguson subsequently resigned from the board on October 31, 2000.)

    After discussion and careful consideration of the proposal and related matters, our board (with Mr. Ferguson abstaining) unanimously approved the merger agreement, resolved to recommend that our shareholders vote to approve the merger agreement, authorized the distribution of our interest in MVP.com prior to the merger, and authorized senior management to take such action as was needed to finalize these documents and to effectuate the transactions contemplated in them.

    During the evening of August 31, 2000, our representatives and representatives of First Union finalized the merger agreement and related documents, which were signed by us and First Union that evening. We each issued a press release on September 1, 2000 announcing the proposed merger.

    Our board of directors determined to approve the merger agreement and the proposed merger with First Union because it believes that the merger is advisable and in the best interests of JWGenesis and its shareholders. In making this determination, our board of directors considered a number of factors, including the following:

    - the all-cash nature of the consideration our shareholders will receive if the merger is completed, and the likelihood that it will deliver greater value to all of our shareholders than that reasonably to be expected if JWGenesis were to remain a stand-alone company, in light of the paradigm shifts ongoing within the financial services industry as a result of consolidation, technological advances, and resulting pricing practices that are already affecting margins;

    - the likelihood of success of proposed retention arrangements with our registered representatives in connection with the merger, the likelihood of our achieving a merger consideration above $10 per share, and the implications of not doing so;

    - Berkshire Capital's August 31, 2000 report and presentation, including Berkshire Capital's written opinion as of that date that the merger consideration is fair to our shareholders, from a financial point of view;

    - the unexplained spike in the trading prices and volume of our common stock that began on August 22, 2000 (when the closing price went from $7.50 on the prior day to $10.44 on August 22, 2000 and eventually to $14.94 on August 31, 2000, the date of the board of directors' meeting), relative to the range of trading prices that had been established over the past three months, in determining the appropriateness of a price for an enterprise transaction in which all of our shareholders would share, as in the proposed merger with First Union;

    - whether the new employment agreements that would be required by First Union with our three senior executives, who are also directors, impact either the desirability of the merger to all of our shareholders or the ability of those persons to discharge their respective fiduciary duty as directors to consider the best interests of JWGenesis and all its shareholders;

    - our unsuccessful initiatives to identify other more advantageous strategic alternatives, together with the terms of the "fiduciary out" available under the merger agreement if an unsolicited bona fide written proposal is received from another party for a transaction that is reasonably likely to be consummated and is more favorable to our shareholders from a financial perspective;

    - the complementary nature of our business, services, products and culture with First Union's, the opportunity to create a combined business that offers a wider variety of services to our clients and enhances the ability to attract new clients, and the likelihood of smooth integration of our business with that of First Union, which gave us confidence that a transaction with First Union would in fact be consummated;

    - the other terms and conditions of the merger agreement; and

    - the judgment and advice of our management.

    The above list of factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by them. In reaching its determination to approve the merger agreement, our board of directors did not assign any relative or specific weight to these various factors, and individual members of our board of directors may have assigned differing weights to different factors.

OPINION OF BERKSHIRE CAPITAL CORPORATION

    We retained Berkshire Capital Corporation to act as our financial advisor in connection with the merger and to render an opinion to our board of directors as to the fairness of the merger consideration, from a financial point of view, to our shareholders. Berkshire Capital is a nationally recognized investment banking firm regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions, competitive biddings and valuations for estate, corporate and other purposes, and in acting as financial advisor in connection with other forms of strategic transactions. Our board of directors selected Berkshire Capital to serve as its financial advisor in connection with the merger on the basis of this expertise and our previous engagement of Berkshire Capital as our financial advisor with respect to other strategic planning analyses.

    The full text of Berkshire Capital's written opinion, which sets forth certain assumptions made, matters considered and limitations on Berkshire Capital's review, is attached as Annex C to this proxy statement, and is incorporated herein by reference. It should be read in its entirety in connection with this proxy statement. This summary of Berkshire Capital's opinion is qualified in its entirety by reference to the full text of the Berkshire Capital opinion attached as Annex C. Berkshire Capital's opinion is directed only to the fairness of the merger consideration, from a financial point of view, to our shareholders. Berkshire Capital's opinion was provided to our board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any of our shareholders as to how a shareholder should vote on the merger agreement.

    In arriving at its opinion, Berkshire Capital reviewed and considered certain publicly available business and financial information relating to us and certain other materials, including the following:

    - our annual reports to shareholders, annual reports on Form 10-K and related financial information for the three years ended December 31, 1999;

    - our quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2000 and March 31, 2000;

    - certain publicly available information with respect to the historical market prices and trading activities for our common stock and for certain publicly traded financial institutions that Berkshire Capital deemed relevant;

    - certain publicly available information with respect to securities firms and the financial terms of certain other mergers and acquisitions that Berkshire Capital deemed relevant;

    - our merger agreement with First Union;

    - other financial information concerning our businesses and operations, including certain audited financial information of our subsidiaries and certain financial analyses and forecasts prepared by senior management;

    - discussions with a number of potential buyers, including First Union, based upon the direction of our management;

    - such financial studies, analyses, inquiries and other matters as Berkshire Capital deemed necessary; and

    - discussions with our senior management concerning our business and prospects.

    In connection with its review, Berkshire Capital relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it by us or publicly available, including our representations and warranties, and those of First Union, included in the merger agreement, and Berkshire Capital has not assumed any responsibility for independent verification of such information. Berkshire Capital relied upon our management as to the reasonableness and achievability of our internal financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Berkshire Capital by our management, and it assumed that such forecasts and projections reflect the best currently available estimates and judgments of our management, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by our management. Berkshire Capital did not make an independent evaluation or appraisal of our assets or liabilities.

    In connection with rendering its opinion, Berkshire Capital performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness of the merger consideration, from a financial point of view, to holders of our common stock was to some extent a subjective one based on the experience and judgment of Berkshire Capital and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Berkshire Capital believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Berkshire Capital's view of the actual value of JWGenesis.

    In performing its analyses, Berkshire Capital made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond our control or First Union's control. The analyses performed by Berkshire Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than that suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Berkshire Capital's opinion is just one of the many factors taken into consideration by our board of directors in determining to approve the merger agreement. Berkshire Capital's opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for us, nor does it address the effect of any other business combination in which we might engage. JWGenesis and First Union determined the amount of merger consideration to be paid pursuant to the merger agreement as the result of arm's length negotiations, and Berkshire Capital was not asked to, and did not propose, the merger consideration to our board of directors.

    The following is a summary of the analyses performed by Berkshire Capital in connection with its opinion expressed to our board of directors on August 31, 2000. Berkshire Capital employed two different methodologies to evaluate the fairness of the merger consideration, from a financial point of view, to our shareholders. The methodologies were:

    - comparable acquisitions of securities firms; and

    - comparison to publicly traded securities firms.

    The following two sections provide additional detail regarding comparable acquisition transactions, publicly traded securities firms, and additional analyses utilized by Berkshire Capital in preparing its opinion.

    COMPARABLE ACQUISITIONS

    Berkshire Capital performed an analysis of consideration paid in 18 acquisitions of securities firms completed from 1997 to 2000. The consideration paid as a multiple of book value, tangible book value, total revenues, net income and premium to market price (for those publicly traded sellers) in these selected transactions was compared to the multiples and premiums implied by the consideration offered by First Union in the merger. The 18 selected transactions were:

    - Oppenheimer Holdings, Inc. and CIBC Wood Gundy Securities Corp.;

    - Wheat First Butcher Singer, Inc. and First Union Corporation;

    - Roney & Co. and First Chicago Corporation;

    - Piper Jaffray Companies, Inc. and U.S. Bancorp;

    - The Ohio Company and Fifth Third Bancorp.;

    - McDonald & Company Investments, Inc. and KeyCorp.;

    - Scott & Stringfellow Financial, Inc. and BB&T Corporation;

    - Hilliard-Lyons, Inc. and PNC Bank Corp.;

    - Van Kasper & Company and First Security Corporation;

    - Interstate/Johnson Lane Inc. and Wachovia Corporation;

    - Roney & Co.(BancOne Corporation) and Raymond James Financial, Inc.;

    - EVEREN Capital Corporation and First Union Corporation;

    - Gibraltar Securities and Freedom Securities Corporation;

    - Ragen MacKenzie Inc. and Wells Fargo & Company;

    - J.C. Bradford & Co. and Paine Webber Group Inc.;

    - Private Client Group of First Albany Companies Inc. and First Union Corporation;

    - Private Client Group of SG Cowen Securities Corp. and Lehman Brothers Holdings; and

    - Advest Group Inc. and Mony Group Inc.

    Berkshire Capital compared, to the median and low-high range multiples for the 18 selected transactions, the merger consideration as a multiple of our:

    (1) book value as of June 30, 2000;

    (2) tangible book value as of June 30, 2000;

    (3) latest three months ended June 30, 2000 annualized revenues;

    (4) latest twelve months ended June 30, 2000 revenues;

    (5) latest three months ended June 30, 2000 annualized net income; and

    (6) latest twelve months net income.

    The multiples calculated in (3) and (5) were compared to multiples to latest twelve month data for the selected transactions in order to better reflect our ongoing earnings prospects following an industry-wide increase in revenue and net income in the first quarter of 2000. Berkshire Capital made certain adjustments to our revenues, net income and book value to normalize for the impact of certain material non-recurring income events and the proposed distribution, prior to the merger, of our ownership interest in MVP.com, Inc. The following chart provides a summary of these analyses:

                                                                  TRANSACTION MULTIPLES
                                       ----------------------------------------------------------------------------
                                                                              HIGH-LOW RANGE OF
                                                        CONSIDERATION TO BE      COMPARABLE       MEDIAN COMPARABLE
                                         JWGENESIS       PAID TO JWGENESIS    TRANSACTION FIRM    TRANSACTION FIRM
                                       VALUES ($000S)      SHAREHOLDERS           MULTIPLES           MULTIPLES
                                       --------------   -------------------   -----------------   -----------------
Book Value (6/30/00).................     $ 56,201(1)      1.5x - 1.8x          1.0x - 9.8x(2)           2.6x

Tangible Book Value (6/30/00)........     $ 35,070(3)      2.4x - 2.9x          1.0x - 9.8x(2)           2.6x

Last 12 Months Gross Revenues........     $157,326(4)      0.5x - 0.7x          0.5x - 2.5x              1.1x

Last 12 Months Net Income............     $  9,235(5)     9.2x - 11.1x         7.9x - 37.7x(6)          16.2x

2Q 2000 Annualized Gross
  Revenues(7)........................     $125,928(8)      0.7x - 0.8x          0.5x - 2.5x              1.1x

2Q 2000 Annualized Net Income(7).....     $  5,556(8)     15.3x - 18.4x        7.9x - 37.7x(6)          16.2x

Premium to Average Price for 30 Days
  Prior..............................     $   8.99(9)       11% - 34%             13% - 53%               25%

Premium to Actual Price 90 Calendar
  Days Prior.........................     $   9.38(9)       7% - 28%               2% - 74%               39%

Premium to Actual Price 120 Calendar
  Days Prior.........................     $  10.75(9)       7% - 12%               5% - 86%               39%

------------------------

(1) Excludes book value of $8.5 million associated with JWGenesis' investment in MVP.com, Inc.

(2) Excluding one transaction in which the consideration paid as a multiple of book value and tangible book value is significantly higher than in the other comparable transactions, the high-low range is 1.0x - 4.3x, with a median of 2.6x.

(3) Excludes goodwill, book value associated with JWGenesis' investment in MVP.com, Inc. and deferred expenses of $14.7 million, $8.5 million and $6.4 million, respectively. Goodwill relates to the acquisition of Genesis Merchant Group Securities, LLC in 1998 and the acquisition of certain assets of six retail securities branch offices in 1999. Deferred expenses are associated with certain non-solicitation/non-competition agreements and contracts with certain service providers.

(4) Excludes clearing revenues of JWGenesis Clearing Corp. (that was sold in June 1999), the mark to market adjustment on JWGenesis' investment in MVP.com, Inc. and the gain from the exercise of warrants.

(5) Excludes net income from the mark to market adjustment on JWGenesis' investment in MVP.com, Inc. and the gain from the exercise of warrants.

(6) Excluding one transaction in which the consideration paid as a multiple of net income is significantly higher than in the other comparable transactions, the high-low range is 7.9x - 22.7x, with a median of 16.2x.

(7) Multiples on second quarter 2000 annualized revenues and net income were compared to last twelve months multiples for comparable transactions in order to better reflect JWGenesis' ongoing earnings prospects following an industry-wide increase in revenue and net income in the first quarter of 2000.

(8) Adjusted for the gain from the exercise of warrants.

(9) Premium to price prior to August 30, 2000, assuming that the public trading price for JWGenesis stock reflected no value for JWGenesis' interest in MVP.com, Inc. Such interest is being distributed to JWGenesis shareholders prior to completion of the merger, and accordingly its potential value was not reflected in the merger consideration.

    As noted in the chart, the multiple ranges for the merger fall within all of the indicated comparable transaction multiple ranges (other than those for the premium to the average stock price for JWGenesis stock during the 30 days prior to execution of the merger agreement, and for the premium to the actual stock price for JWGenesis common stock on the 120th day prior to execution of the merger agreement), and encompass the median comparable transaction multiples for tangible book value, second quarter 2000 annualized net income, and premium to the average trading price for JWGenesis stock during the 30 days prior to execution of the merger agreement. It would be expected that JWGenesis' higher pay-out levels to its large number of independent contractor registered representatives, which serve to reduce its net income relative to most of the companies involved in the comparable transactions, that have no or few independent contractor registered representatives, as well as JWGenesis' lack of meaningful investment banking and other higher margin business, would result in JWGenesis' lower revenue and income multiples. Due to JWGenesis' acquisition history and other factors, JWGenesis has a significantly higher percentage of intangibles included in book value relative to firms in the comparable transactions, making the tangible book value multiple more relevant than the book value multiple.

    It was also noted that one transaction, because of unique circumstances, had by a large margin the highest multiple for consideration to book value, consideration to tangible book value and consideration to latest twelve months annualized net income and, as such, significantly widened the low-high range. The timing of the transaction, and the particular synergies between the buyer and seller, accounted for the high multiples. The pricing of the transaction was agreed upon before a market correction which subsequently caused a significant downward adjustment in the valuation of securities firms.

    No company or transaction used as a comparison in the above analyses is identical to us, First Union or the merger, as the case may be. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in prevailing market conditions at the time of each such transaction, financial and operating characteristics of the companies, and other factors that could affect the public trading and/or transaction value of the companies used for comparison in the above analyses.

    COMPARISON OF PUBLICLY TRADED SECURITIES FIRMS

    Berkshire Capital compared our financial performance to that of a certain group of securities firms by comparing the book value, total revenues, and diluted earnings per share of the group's members to their respective stock prices. This group included Raymond James Financial, Inc.; Dain Rauscher Corporation; Morgan Keegan, Inc.; Tucker Anthony Sutro; Fahnestock Viner Holdings Inc.; and Stifel Financial Corp.

    Berkshire Capital compared selected market multiples and ratios using financial data for the latest twelve months ended June 30, 2000 for us and the group, and market data as of August 30, 2000 for the group. Berkshire Capital also compared selected market multiples and ratios using financial data for the three months ended June 30, 2000 annualized for us and the group, and market data as of August 30, 2000 for the group. In each such case, Berkshire Capital made certain adjustments to our revenues, diluted earnings per share and book value to normalize for the impact of certain material non-recurring income events and our proposed distribution, prior to the merger, of our ownership interest in MVP.com, Inc. The following chart provides a summary of these analyses:

                                                             PUBLIC FIRM MULTIPLES
                                     ---------------------------------------------------------------------
                                                                              HIGH-LOW RANGE     MEDIAN
                                                        CONSIDERATION TO BE   OF COMPARABLE    COMPARABLE
                                     JWGENESIS VALUES    PAID TO JWGENESIS     PUBLIC FIRM     PUBLIC FIRM
                                         ($000S)           SHAREHOLDERS         MULTIPLES       MULTIPLES
                                     ----------------   -------------------   --------------   -----------
Book Value (6/30/00)...............     $ 56,201(1)          1.5x - 1.8x        1.2x - 2.3x        2.0x
Tangible Book Value (6/30/00)......     $ 35,070(2)          2.4x - 2.9x        1.2x - 3.5x        2.0x
Last 12 Months Gross Revenues......     $157,326(3)          0.5x - 0.7x        0.5x - 1.2x        0.8x
Last 12 Months Diluted Earnings Per
  Share............................     $   0.94(4)        10.7x - 12.8x       6.3x - 12.9x       12.3x
2Q 2000 Annualized Gross
  Revenues(5)......................     $125,928(6)          0.7x - 0.8x        0.5x - 1.0x        0.9x
2Q 2000 Annualized Diluted Earnings
  Per Share(5).....................     $   0.62(6)        16.1x - 19.3x       7.8x - 14.9x       11.8x

------------------------

(1) Excludes book value of $8.5 million associated with JWGenesis' investment in MVP.com, Inc.

(2) Excludes goodwill, book value associated with JWGenesis' investment in MVP.com, Inc. and deferred expenses of $14.7 million, $8.5 million and $6.4 million, respectively. Goodwill relates to the acquisition of Genesis Merchant Group Securities, LLC in 1998 and the acquisition of certain assets of six retail securities branch offices in 1999. Deferred expense is associated with certain non-solicitation/non-competition agreements and contracts with certain service providers.

(3) Excludes clearing revenues of JWGenesis Clearing Corp. (which was sold in June 1999), the mark to market adjustment on JWGenesis' investment in MVP.com, Inc. and the gain from the exercise of warrants.

(4) Excludes net income from the mark to market adjustment on JWGenesis' investment in MVP.com, Inc. and the gain from the exercise of warrants.

(5) Multiples on second quarter 2000 annualized revenues and net income were compared to last twelve months multiples for comparable transactions in order to better reflect JWGenesis' ongoing earnings prospects following an industry-wide increase in revenue and net income in the first quarter of 2000.

(6) Adjusted for the gain from the exercise of warrants.

    As noted in the chart, the multiple ranges for the merger fall within all of the indicated public firm multiple ranges, and encompass the median public firm multiples for the last 12 months diluted earnings per share and second quarter annualized diluted earnings per share. It would be expected that JWGenesis' higher pay-out levels to its large number of independent contractor registered representatives, which serve to reduce its net income relative to most of the companies involved in the comparable transactions, which have no or few independent contractor registered representatives, as well as its lack of meaningful investment banking and other higher margin business, would result in JWGenesis' lower revenue and income multiples.

    Berkshire Capital's opinion is dated August 31, 2000, and is based solely upon the information available to Berkshire Capital and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in Berkshire Capital's opinion. Berkshire Capital has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after that date.

    OUR FINANCIAL ARRANGEMENTS WITH BERKSHIRE CAPITAL

    Our engagement agreement with Berkshire Capital, pursuant to which it provided its services as our financial advisor in connection with the merger, requires us to pay Berkshire Capital fees as follows:

    - a cash fee of $110,000, which was paid during the course of Berkshire Capital's assignment;

    - an additional cash fee of $150,000, which was paid upon execution of the merger agreement; and

    - an additional cash fee equal to 3.0% of the first $10 million of aggregate consideration and 1.0% of aggregate consideration in excess of $10 million, less $150,000, payable upon closing of the merger.

Aggregate consideration is primarily dependent on the final price per share paid by First Union, but also includes the value of any retention program payments made to our employees.

    We have also agreed to reimburse Berkshire Capital for its reasonable and necessary out-of-pocket expenses and to indemnify Berkshire Capital against certain liabilities, including liabilities under the federal securities laws.

EFFECTIVE TIME OF THE MERGER

    The merger will be consummated, if it is approved by our shareholders and the other conditions to the merger are either satisfied or waived, and will become effective at the time of filing of the articles of merger with, and acceptance for recording of the articles of merger by, the Florida Department of State, or at a later time as specified in the articles of merger. Subject to these conditions, we expect the merger to become effective early in January 2001.

PAYMENT FOR SHARES

    The merger agreement provides that First Union National Bank will act as the payment agent for the merger. After the closing date of the merger, the payment agent will mail transmittal materials to all of our shareholders as of the closing of the merger for use in exchanging their JWGenesis stock certificates for payment of the merger consideration. All certificates so surrendered will be cancelled. Upon surrender to the payment agent of such stock certificates, together with duly executed transmittal materials, the payment agent will deliver the merger consideration, without interest, to the shareholder. Neither the paying agent, First Union nor JWGenesis will be liable to any shareholder for any property delivered to a public official pursuant to any abandoned property, escheat, or similar law. After the closing of the merger, there will be no transfers of JWGenesis common stock on our stock transfer books.

    If you are a shareholder of JWGenesis as of the closing of the merger, these transmittal materials will be delivered to you. If you provide the payment agent with special delivery or payment instructions, your signatures on the transmittal materials must be guaranteed by a bank or brokerage firm that is a participant in the Securities Transfer Agents Medallion Program. Additionally, if the certificates representing shares of our common stock are registered in the name of a person other than the signer of the transmittal materials, then the signature(s) of the registered owner or a person with full authority to sign on behalf of the registered owner on the transmittal materials, stock power or certificates must be guaranteed by a bank or brokerage firm that is a participant in the Securities Transfer Agents Medallion Program.

    To prevent backup federal income tax withholding of 31% of the aggregate merger consideration payable to you, you must provide the payment agent with your correct taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the substitute Form W-9 that will be included in the transmittal materials sent to you.

    The method of delivery of certificates for shares of our common stock, the transmittal materials and any other required documents is at your options and risk. If delivery is made by mail, we recommend that you use registered mail with return receipt requested, properly insured.

    DO NOT DELIVER YOUR STOCK CERTIFICATES AT THIS TIME. WAIT UNTIL YOU RECEIVE THE TRANSMITTAL MATERIALS FROM THE PAYMENT AGENT AFTER THE MERGER IS CONSUMMATED.

FINANCING

    Upon completion of the merger, First Union will pay the merger consideration of between $10 and $12 per share of common stock, equal to an aggregate of between $90 million and $110 million, out of cash reserves available to it. First Union has represented in the merger agreement that it has sufficient cash to pay the merger consideration.

DISTRIBUTION OF INTEREST IN MVP.COM

    First Union is not acquiring the interest we owned in MVP.com, Inc., which is a privately-held corporation that is engaged in the Internet outdoor and sporting goods merchandise and insight business. That interest consisted of 1,236,379 shares of Series A Preferred Stock and 117,388 shares of Series C Preferred Stock of MVP.com, which we believe represented, on a fully-diluted, as-converted basis, approximately 3% of the outstanding common stock of MVP.com. (That percentage could be diluted if MVP.com issues more stock in connection with future financings or other transactions in which it chooses to engage.) Under the merger agreement, we were and are entitled to distribute that interest to our shareholders, or otherwise use and realize value from it, before the closing of the merger, and we will do so, whether or not the merger is completed.

    Our board of directors authorized the use of a substantial portion of our interest in MVP.com (at least 75%) for a distribution in the form of a special dividend to our shareholders, consisting of units of membership interest in a special purpose, limited liability company we formed to hold the MVP.com stock. That special dividend is being paid pro-rata to our shareholders of record as of November 10, 2000, based on one unit per share of common stock owned, and is expected to result in taxable income to the shareholders of $0.30 per share. The units are not and will not be listed for trading on any exchange or Nasdaq, and will be subject to other significant transfer restrictions. If MVP.com later chooses to engage in a public offering, or otherwise approves a liquidating distribution by the limited liability company, the shares of MVP.com stock would be distributed directly to the holders of the units pro-rata based on the number of units owned, or the shares would be sold and the resulting net proceeds so distributed.

    Our distribution of our interest in MVP.com was structured in this indirect manner primarily because a direct distribution by us of our actual shares in MVP.com is prohibited by certain of our agreements with MVP.com. Additional detailed information about this distribution and the units of the new limited liability company, including the restrictions on transfer of the interests, is included in the information statement that we mailed to our shareholders on or about October 25, 2000. We intend to re-distribute the information statement to our shareholders who received the special dividend by virtue of being shareholders on November 10, 2000, along with certain additional information about the distribution, as soon as practicable.

    We reserved approximately 25% of the units of the new limited liability company for possible transfer to holders of options and warrants for the purchase of our common stock, in order to obtain their consent (a) to the treatment of their respective options or warrants in the manner described in the merger agreement, and (b) if the merger is not completed for any reason, to an amendment of the terms of their respective options or warrants regarding treatment of such securities in any potential future acquisition of us by an unaffiliated third party. A portion of the reserved units will also be transferred to certain of our registered representatives in lieu of options that would otherwise be granted to them at the end of fiscal year 2000 under our Broker Stock Option Program. These additional uses are discussed in more detail under the heading "Treatment of Options and Warrants" below. Any portion of the units reserved for these purposes that is not used for these purposes may be retained by us for other corporate purposes or may be cancelled. Cancellation of unused units would result in a pro-rata increase in the percentage amount owned by shareholders who receive the special dividend, holders of options and warrants who provide us with consents, and registered representatives who received units in lieu of options under the Broker Stock Option Program.

    Because MVP.com is a privately-held company and there is no trading market for its capital stock, we cannot advise you as to the value of the distribution. In any event, that distribution is an entirely separate transaction from the proposed merger and is not part of the merger consideration that our shareholders as of the closing date of the merger will receive if the merger with First Union is completed.

MARKET PRICES FOR OUR COMMON STOCK

    Our stock trades on the American Stock Exchange under the symbol "JWG". The following table sets forth, for the periods indicated, the quarterly high and low sales price information for our common stock on the American Stock Exchange. All per share prices have been adjusted to reflect our three-for-two stock split effected in the form of a 50% stock dividend on March 24, 2000.

PERIOD                                                          HIGH       LOW
------                                                        --------   --------
1998
  First Quarter.............................................   $ 9.21     $ 7.62
  Second Quarter............................................     8.54       6.62
  Third Quarter.............................................     7.67       4.09
  Fourth Quarter............................................     5.17       3.50
1999
  First Quarter.............................................   $ 9.17     $ 3.99
  Second Quarter............................................    14.42       6.67
  Third Quarter.............................................    11.92       9.21
  Fourth Quarter............................................    19.83       9.17
2000
  First Quarter.............................................   $19.33     $14.21
  Second Quarter............................................    15.00       8.25
  Third Quarter.............................................    14.94       7.31
  Fourth Quarter (through November 13, 2000)................    10.38       9.06

    On November 13, 2000, the closing price of our stock was $9.81 per share. We advise you to obtain current market quotations for your shares.

    The closing price of our common stock on August 31, 2000, the last day before we announced the merger agreement, was $14.94. This price is higher than the potential merger consideration. In evaluating the merger, we considered the unusual trading activity in our stock that led up to that price, which began on August 22, 2000, when our stock price rose from $7.50 on the preceding day to a closing price of $10.44, and eventually rose to $14.94 on August 31, 2000. This spike in our stock price, which was accompanied by a significant increase in trading volume (approximately 749% of our average for the prior 90 calendar days), is inconsistent with the range of trading prices established over the preceding three months. Our board of directors believed that this unexplained and abnormal activity was an inappropriate reference point for determining a price for an enterprise transaction in which all of our shareholders would share, as in the proposed merger with First Union.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summary describes certain material federal income tax consequences applicable to holders of our common stock, and holders of options and warrants for the purchase of our common stock, as a result of the disposition of shares, options and warrants pursuant to the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed United States Treasury regulations promulgated thereunder, and the administrative and judicial interpretations thereof, all as in effect as of the date of this proxy statement. Such laws or interpretations may differ at the date of closing of the merger or thereafter. The effectiveness of the merger is not conditioned upon the receipt of any ruling from the Internal Revenue Service or any opinion of counsel as to tax matters.

    This summary is for general information only. The tax treatment applicable to each holder of our common stock, and holders of options and warrants for the purchase of our common stock, will depend in part upon each holder's particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, and shareholders who acquired their shares of common stock through the exercise of employee stock options or otherwise as compensation. The following discussion relates only to shares of our common stock that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code. EACH SHAREHOLDER, OPTIONHOLDER AND WARRANTHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

    The merger will be a taxable transaction to our shareholders for federal income tax purposes. Each shareholder will recognize gain or loss equal to the difference between the amount of aggregate cash received pursuant to the merger agreement and the shareholder's tax basis in shares of our common stock. The gain or loss will be capital gain or loss if the shares are capital assets in the hands of the holder. This capital gain or loss will be long term if the holding period for such shares is more than one year at the time of the merger, and short-term capital gain or loss if the holding period for such shares is not more than one year. The maximum federal income tax rate on long-term capital gain applicable to a non-corporate shareholder is 20%, and the maximum federal income tax rate on short-term capital gain applicable to a non-corporate shareholder is 39.6%. Capital gain realized by a corporate shareholder will be subject to a maximum federal income tax rate of 35%. The current year deductibility of capital losses recognized by a non-corporate shareholder is limited to such shareholder's capital gains plus $3,000, and the current year deductibility of capital losses recognized by a corporate shareholder is limited to such shareholder's capital gains.

    Under the Internal Revenue Code, a shareholder may be subject, under certain circumstances, to "backup withholding" at a 31% rate on cash payments made in exchange for our common stock unless the shareholder provides his correct taxpayer identification number on a Substitute Form W-9, such as will be included with the letter of transmittal that will be provided to shareholders after the closing of the merger, or is eligible for an exemption from this requirement. Exempt persons (including, among others, corporations) are not subject to backup withholding, provided that they indicate their exempt status on a Substitute Form W-9. The amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

TREATMENT OF OPTIONS AND WARRANTS

    Under the merger agreement, our board of directors has agreed to take such action before the closing of the merger, including obtaining any necessary consents or agreements from holders of outstanding options and warrants, as is necessary to provide that, at the closing of the merger:

    - each outstanding option, whether vested or unvested, or warrant to purchase our common stock whose exercise price is less than the merger consideration will be cancelled in exchange for a cash payment from First Union equal to the difference between the merger consideration and the exercise price per share of the option or warrant, less applicable amounts to cover withholding taxes; and

    - each outstanding option, whether vested or unvested, or warrant to purchase our common stock whose exercise price is equal to or greater than the merger consideration will be cancelled without payment of any consideration from First Union.

If options and warrants to purchase more than 135,000 shares of our common stock remain outstanding as of the time for closing of the merger, First Union will have the right not to close the merger.

    It may be necessary to obtain the consent of certain holders to the treatment of their options or warrants as described above in order to satisfy this closing condition. In an effort to help obtain such consents (and otherwise treat fairly other holders of options whose consents may not be necessary), we intend to offer these holders a portion of our interest in MVP.com. Accordingly, we intend to request that holders of our options and warrants provide us with their consent (a) to the treatment of their respective options or warrants in the manner described above, and (b) if the merger is not completed for any reason, to an amendment to the terms of their respective options or warrants regarding treatment of such securities in any potential future acquisition of us by an unaffiliated third party. Each option or warrant holder who consents to such treatment will receive one unit of membership interest in the special purpose limited liability company that we formed to hold our interest in MVP.com for each share of common stock that the option or warrant holder would be entitled to purchase if the option or warrant had been exercised rather than terminated.

    In addition, we intend to transfer units to certain of our registered representatives in lieu of options that would otherwise be granted to them at the end of fiscal year 2000 under our Broker Stock Option Program. Each eligible registered representative will receive one unit for each share of common stock that he or she would have been entitled to purchase pursuant to the option if the option had been granted pursuant to our Broker Stock Option Program.

    We have reserved approximately 25% of the membership interests for the above purposes. Any portion of that reserved amount that is not used for these purposes may be retained by us for other corporate purposes, or may be cancelled. Cancellation of unused units would result in a pro-rata increase in the percentage amount owned by shareholders who receive the special dividend, holders of options or warrants who provide us with consents, and registered representatives who received units in lieu of options under the Broker Stock Option Program.

RETENTION PROGRAM

    As described above, completion of the merger and the amount of merger consideration above $10 per share, if any, to be paid by First Union to our shareholders is dependent upon us retaining registered representatives who accounted for certain percentages of our aggregate trading commissions earned for the twelve months ended July 31, 2000. In addition, it is important that we take steps to preserve the value of our business following the merger, both for First Union on a going forward basis, and for us if the merger is not completed for any reason. Accordingly, under the merger agreement, we have established a retention program to retain certain of our key employees and registered representatives.

    The retention program will consist of loans that will be awarded to those of our current employee registered representatives who sign customary independent contractor agreements with our subsidiary, JWGenesis Financial Services. The terms of these loans will be governed by retention agreements between JWGenesis and the retained individuals. We currently anticipate that 25% of each loan (and the associated interest) will be forgivable on each of January 1, 2002, 2003, 2004 and 2005. If the recipient of a forgivable loan forfeits his or her right to receive the loan (not continuing as our registered representative as of the closing of the merger is one event of forfeiture), that loan will be cancelled, and the entire amount of the loan plus interest (less any previously forgiven amounts) shall be repaid to us. We expect to grant up to $10 million in forgivable loans in connection with the retention program, but we are not entitled to reuse the amount of any previously granted loan that is forfeited.

    We are also making available some financial incentives to our existing independent contractor registered representatives to encourage them to continue to affiliate with JWGenesis Financial Services for the year 2001.

    As of the date of this proxy statement, we have signed agreements for year 2001 with registered representatives whose aggregate production under the formula is between 90% and 95%, and we are continuing our efforts to procure additional agreements and to retain these persons through the merger closing date. We can provide no assurance, however, that our retention efforts will be sufficiently successful to cause the merger consideration to be more than $10 per share or to satisfy First Union's closing condition to the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Individuals involved in our management or on our board of directors, because of positions or functions as such on behalf of the company, have interests in the merger in addition to their interests as JWGenesis shareholders. These interests are discussed below. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

    EMPLOYMENT AGREEMENTS

    First Union required, as a condition to entering into the merger agreement, that our three senior executives enter into employment agreements with First Union that will become effective on the closing date of the merger and will terminate their preexisting employment and related agreements with us. Those executives, each of whom is also a director of JWGenesis, are: Marshall T. Leeds, our Chairman, President and Chief Executive Officer; Joel E. Marks, our Vice Chairman, Chief Operating Officer and Secretary; and Gregg S. Glaser, our Executive Vice President, Chief Financial Officer and Treasurer.

    Mr. Leeds' employment agreement expires three years after the closing date of the merger; Mr. Marks' employment agreement expires one year after the closing date of the merger; and Mr. Glaser's employment agreement expires two years after the closing date of the merger. Each employment agreement provides for compensation consisting of an annual base salary and a minimum cash bonus that is less than the salary under the executive's current agreement with JWGenesis and is less than his bonus from JWGenesis for the last fiscal year and (except for Mr. Glaser) his average annual bonus for the last three fiscal years. Mr. Leeds will be entitled to a base salary of $250,000 per year and to a minimum annual bonus of $500,000 for the first year and $250,000 for the second year; he has no guaranteed minimum bonus for the third year. Mr. Leeds' current base salary is $516,714, his fiscal 1999 bonus was $2,891,347, and his average annual bonus for the last three fiscal years was $1,702,155. Mr. Marks, whose new agreement is for one year, will be entitled to a base salary of $200,000 and a minimum cash bonus of $250,000. Mr. Marks' current base salary is $258,357, his fiscal 1999 bonus was $1,096,659, and his average annual bonus for the last three fiscal years was $625,910. Mr. Glaser will be entitled to a base salary of $150,000 per year and to a minimum annual bonus of

$175,000 for both years of his new agreement. Mr. Glaser's current base salary is $258,357, his fiscal 1999 bonus was $278,635, and his average annual bonus for the last three fiscal years was $154,040.

    Each employment agreement provides that the executive will be eligible to participate in the group benefit and retirement plans that are generally available to all similarly situated First Union employees in First Union's retail securities brokerage unit. The agreement for Mr. Leeds also establishes a specific performance-based incentive plan by which he may earn bonus compensation significantly above the minimum annual bonus amounts, if he continues to be employed with First Union and meets the benchmarks included in the plan (up to a maximum of $2,000,000 per year). No such incentive plan is provided for either of Messrs. Marks and Glaser. Each of Messrs. Leeds, Marks and Glaser will be eligible to receive additional bonus amounts in the sole discretion of First Union.

    Each new employment agreement provides that the fiscal year 2000 bonus payment to be paid in February 2001 to the executive will be determined by First Union, but that payments to Messrs. Leeds, Marks and Glaser will not be less than $1,960,912, $843,192 and $161,056, respectively. These amounts are comparable to those payable under their existing employment agreements and are based on a calculation made pursuant to our existing bonus plan by annualizing our operating results for the first two quarters of fiscal year 2000.

    Each employment agreement contains provisions entitling First Union to terminate the agreement for "cause" and entitling the executive to terminate the agreement for "good reason", both as defined in the agreement. In addition, the employment agreement contains confidentiality and other covenants that, upon the termination of the executive for any reason, restricts the executive for specified time periods from divulging confidential information of First Union or soliciting First Union clients or employees and, in Messrs. Leeds' and Marks' cases, competing with First Union in the retail securities brokerage business in any location in which First Union or its affiliates have offices engaged in the sale or provision of retail brokerage services.

    Each new employment agreement also sets forth the payment to be made for the termination of the executive's preexisting employment, nonsolicitation, or related agreements with us. These payments, each of which in the aggregate is referred to as a "termination payment", will be made in lieu of any and all future payments due under these agreements and under any preexisting JWGenesis bonus plan. Each of Messrs. Leeds, Marks and Glaser will receive a termination payment from First Union in an amount equal to his current base salary for one year, annualized bonus payment for one year and, in the case of Messrs. Leeds and Marks, the payment otherwise due to him on January 15, 2001 under his nonsolicitation agreement. These respective amounts for Messrs. Leeds, Marks and Glaser are: current base salaries (as adjusted for inflation)--$530,000, $266,000 and $266,000; annualized bonus payments--$1,961,000, $843,000 and
$161,000; and payments due under nonsolicitation agreements--$533,750, $214,000 and zero. Each executive's termination payment will be made in three equal installments, payable on the closing date of the merger, the first anniversary of the closing date, and the 18-month anniversary of the closing date for Messrs. Leeds and Glaser; and payable on the closing date of the merger, the six-month anniversary of the closing date, and the 12-month anniversary of the closing date for Mr. Marks.

    The employment agreements entitle each executive to gross-up payments by First Union, if necessary, to eliminate the effects of any excise tax levied under Section 4999 of the Internal Revenue Code of 1986 on any payments or distributions made to Messrs. Leeds, Marks and Glaser. Each executive is also entitled to reimbursement of reasonable business expenses and to participate in First Union's directors' and officers' liability insurance.

    OWNERSHIP OF STOCK OPTIONS

    In the aggregate, our directors and executive officers hold options to purchase up to 182,336 shares of our common stock at an average exercise price of $6.50 per share. Under the merger agreement, each outstanding option and warrant, whether vested or unvested, whose exercise price is less than the merger consideration, will be cancelled in connection with the merger in exchange for a cash payment from First Union equal to the difference between the merger consideration and the exercise price per share of that stock option or warrant, less applicable amounts to cover withholding taxes. As part of that process, these options held by our directors and executive officers will be cancelled for the same payments to be made to others who hold such options or warrants. To the extent that we transfer units to holders of options or warrants in order to help obtain their consent to the treatment of their options and warrants as described in the merger agreement, as discussed above under "Treatment of Options and Warrants", we will treat our directors and officers who hold options on the same basis.

    INDEMNIFICATION AND INSURANCE

    The merger agreement provides that, for a period of six years after the closing date of the merger, First Union will cause JWGenesis to indemnify our directors and officers against liabilities arising out of facts or events occurring at or prior to the closing date of the merger to the extent that we are permitted to indemnify our directors and officers under the Florida Business Corporation Act, our articles of incorporation and our bylaws.

    The merger agreement also provides that, for three years after the closing date of the merger, First Union will use its reasonable best efforts to maintain JWGenesis' directors' and officers' liability insurance or provide comparable insurance for our directors and officers. However, if annual premium payments will exceed 150% of the annual premium payments on our current directors' and officers' liability insurance, First Union will only be obligated to obtain such level of directors' and officers' liability insurance as can reasonably be obtained by paying 150% of the annual premium payment on our current directors' and officers' liability insurance.

CONDITIONS TO COMPLETION OF THE MERGER

    Both First Union's and our obligations to consummate the merger are subject to the satisfaction or written waiver of the following conditions:

    - our shareholders approving the merger agreement;

    - receiving the required regulatory and other approvals described below under the heading "--Regulatory Approvals", without any conditions that would, following the closing of the merger, have a material adverse effect on us or the benefits of the merger to First Union in a material way;

    - no court or regulatory authority taking any action prohibiting the merger's consummation;

    - the representations and warranties of the other party being true and correct in all material respects; and

    - the other party performing in all material respects all of the obligations required to be performed by it pursuant to the merger agreement, and delivering certificates confirming satisfaction of the foregoing;

    First Union's obligation to consummate the merger is further conditioned on our satisfaction or First Union's written waiver of the following conditions:

    - the receipt of all required third party consents or approvals other than those consents or approvals that would not have a material adverse effect on JWGenesis or on the benefits of the merger to First Union;

    - registered representatives accounting for at least 70% of our aggregate trading commissions for the twelve-months ended July 31, 2000 entering into independent contractor agreements with our subsidiary, JWGenesis Financial Services, for the calendar year 2001 and continuing their customary business functions as of the closing of the merger;

    - the corporate reorganization of our subsidiaries and the distribution of our interest in MVP.com, Inc.;

    - options and warrants for no more than 135,000 shares of our common stock remaining outstanding as of the closing time of the merger;

    - the three employment agreements discussed above under "--Interests of Certain Persons in the Merger" remaining in full force and effect except as a result of death or disability; and

    - receipt of an opinion from our legal counsel on certain matters in connection with the distribution of our interest in MVP.com.

    No assurances can be provided that all of these conditions can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, neither we nor First Union have reason to believe that any of the conditions set forth above will not be satisfied.

REGULATORY APPROVALS

    Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the merger may not be completed until the expiration, or early termination, of a 30-day waiting period following the filing of notifications by both First Union and us with the Department of Justice and the Federal Trade Commission. The parties filed the notifications on October 20, 2000, and received notification of early termination on November 8, 2000.

    Approvals from or notices to certain other regulatory agencies, such as the National Association of Securities Dealers, Inc. and state securities authorities, may also be required to complete the merger, in light of contemplated changes in the ownership of certain businesses JWGenesis controls.

    THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. FIRST UNION AND JWGENESIS HAVE FILED OR SHORTLY WILL FILE ALL APPLICATIONS AND NOTICES, AND WILL PROMPTLY TAKE OTHER APPROPRIATE ACTION, WITH RESPECT TO ANY REQUISITE APPROVALS OR OTHER ACTION OF ANY REGULATORY AUTHORITY. THERE CAN BE NO ASSURANCE, HOWEVER, THAT ALL REGULATORY APPROVALS WILL BE OBTAINED, OR THAT AN APPROVAL WILL NOT CONTAIN A CONDITION THAT CAUSES IT TO FAIL TO SATISFY THE MERGER AGREEMENT'S CONDITIONS TO CONSUMMATE THE MERGER.

CORPORATE REORGANIZATION

    Under the merger agreement, we have agreed to use our reasonable best efforts to reorganize our existing subsidiaries in a manner approved by First Union to facilitate operations after the merger. In the reorganization, we will transfer all employees, independent contractors, client relationships and other business relations from each of our other broker-dealer subsidiaries to our subsidiary, JWGenesis Financial Services, Inc. In addition, each of the branch offices that are currently owned directly by us or one of our broker-dealer subsidiaries will be reorganized to operate as an independently owned, affiliated branch office of JWGenesis Financial Services. Thereafter, we will wind down the operations of each of our broker-dealer subsidiaries, other than JWGenesis Financial Services, and file with the Securities and Exchange Commission all necessary documentation to withdraw their broker-dealer licenses. We have also agreed to use our reasonable best efforts to secure all permits, licenses, authorizations and approvals, and to make all registrations with any regulatory authorities that may be necessary for JWGenesis Financial Services to own and operate the combined businesses in all material respects as presently conducted. First Union has agreed to promptly and reasonably consider any requests for waiver of provisions under the merger agreement that are necessary to effect the reorganization.

AMENDMENT, WAIVER AND TERMINATION

    Prior to the closing date of the merger, any merger agreement provision may be waived in writing by the party benefiting from the provision. In addition, any merger agreement provision may be amended or modified by written agreement between First Union and us, except that, when and if our shareholders approve the merger agreement, no amendment that would require further shareholder approval may be made without such approval.

    The merger agreement may be terminated and the merger abandoned at any time before the closing of the merger upon the mutual consent of First Union and JWGenesis, or as follows:

    - by the non-breaching party, if either party fails to, or cannot, cure a material breach of any of its representations or warranties, or a breach of its covenants or agreements, contained in the merger agreement within 30 days after written notice;

    - by either party, if the merger is not consummated by March 31, 2001;

    - by either party, if the merger is not approved by our shareholders;

    - by either party, upon receipt of a written notice stating that any regulatory approval required under the merger agreement will not be approved or has been denied; or

    - by First Union, at any time prior to the special meeting if our board of directors withdraws, modifies or changes, in a manner materially adverse to the interests of First Union, its recommendation that our shareholders approve the merger agreement, or fails to reconfirm any such recommendation following the receipt of an acquisition proposal from a third party.

TERMINATION FEE

    Under the merger agreement, we will be obligated to pay to First Union a termination fee of $3.5 million if any of the following events occurs:

    - any person other than First Union acquires beneficial ownership of 50% or more of our outstanding shares of common stock (or 25% if we have previously breached certain "no shop" provisions in the merger agreement);

    - without First Union's consent, we enter into, or recommend that our shareholders approve, an acquisition transaction with a third-party involving a merger, a sale of all or substantially all of our assets, or a purchase of securities representing 25% or more of the voting power of JWGenesis; or

    - any person other than First Union proposes to enter into an acquisition proposal transaction with us, or commences a tender offer or exchange offer for shares of our common stock, and our shareholders fail to approve the merger agreement or the shareholders meeting is not held or is cancelled.

    However, we will not be obligated to pay a termination fee to First Union if any of the above events occurs after the following:

    - termination of the merger agreement as discussed in the section titled "Amendment, Waiver and Termination" above, except for termination by First Union following a material breach by us of any representation or warranty in the merger agreement or our withdrawal, modification or change, in a manner materially adverse to the interests of First Union, of the recommendation of our board of directors that our shareholders approve the merger agreement, and such termination occurs prior to any of the following, each of which is described in the merger agreement as a "preliminary payment event":

       - without First Union's consent, our entering into, or recommending that our shareholders approve, an acquisition agreement with a third-party for the purchase of securities representing more than 20% of the voting power of JWGenesis;

       - the acquisition by any person other than First Union of beneficial ownership of 20% or more of our outstanding common stock;

       - the proposal, by any person other than First Union, to us or our shareholders, by public announcement or written communication, to enter into an acquisition transaction;

       - the filing by any person other than First Union of a registration statement under the Securities Act of 1933, as amended, with respect to a tender offer or exchange offer for 20% or more of our outstanding common stock;

       - the material breach by JWGenesis of any representation, covenant or obligation in the merger agreement after an acquisition proposal is made by any person other than First Union; or

       - any person other than First Union proposes to enter into an acquisition transaction with us or commences a tender offer or exchange offer for our common stock and our shareholders fail to approve the merger agreement or the shareholder meeting is not held or is cancelled.

    - termination of the merger agreement following the occurrence of one of the above preliminary payment events and the passage of 18 months from the date of such termination; or

    - termination of the merger agreement by First Union following a material breach by us of any representation or warranty in the merger agreement or our withdrawal, modification or change, in a manner materially adverse to the interests of First Union, of the recommendation of our board of directors that our shareholders approve the merger agreement and the passage of 18 months from the date of such termination.

    You are encouraged to refer to the merger agreement, which is attached to this proxy statement as Annex A, for additional specific details regarding the termination fee.

    If our shareholders do not approve the merger agreement, we or First union may terminate it. If none of the payment events or preliminary payment events outlined above has occurred before we terminate, First Union's right to a termination fee would also terminate. However, if either a payment event or a preliminary payment event had occurred, First Union's right to the fee would continue as discussed above.

    The provisions relating to a termination fee are intended to increase the likelihood that the merger will be completed. The fee might discourage a party who otherwise could be interested in acquiring us from proposing an acquisition because it would increase the cost of an acquisition to an acquiror by the amount of the fee.

CONDUCT OF BUSINESS PENDING THE MERGER

    The following is a general summary of the material agreements that we and First Union have regarding actions prior to the merger.

    JWGENESIS

    We have agreed that we will operate our business in the ordinary course consistent with past practice through the closing of the merger. In addition, we have agreed, other than as contemplated in the merger agreement, not to:

    - issue any additional shares of our common stock or any rights to acquire our common stock (except pursuant to already existing rights to acquire our common stock or similar stock-based employee rights), make any distributions with respect to our common stock or change our capital structure;

    - enter into or amend any employment-related agreements, grant any salary or wage increase or increase any employee-related benefits, except in the ordinary course of business, as required by law, as required by contract or in connection with new hires;

    - enter into or amend, except as may be required by law or except in the ordinary course of business, any employee related benefit plan or take any action to accelerate the vesting or exercisability of any benefits payable under any employee related benefit plans;

    - except in the ordinary course of business, acquire or dispose of assets, business or properties;

    - amend our articles of incorporation or by-laws (or similar governing documents);

    - make any change in our accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

    - enter into, terminate or amend any material contract, except in the ordinary course of business consistent with past practice;

    - settle any claim or proceeding except for claims involving solely money damages in an amount not to exceed $300,000 in the aggregate (net of undisputed insurance proceeds);

    - knowingly take any action that is intended or reasonably likely to result in any of our representations and warranties contained in the merger agreement becoming untrue in any material respect, any of the conditions to the merger not being satisfied or resulting in a material violation of any provision of the merger agreement, except as may be required by applicable law; or

    - borrow money other than in the ordinary course of business, or settle or forgive any indebtedness for borrowed money owed to us.

    We have also agreed to a "no shop" provision, which means that we will not solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition proposals, including the acquisition or purchase of all or a substantial portion of our assets, or a substantial equity interest in us, or any of our subsidiaries or any merger or other business combination with us or any of our subsidiaries other than as contemplated by the merger agreement. We agreed to instruct our officers, directors, agents, advisors and affiliates to refrain from taking any action that would conflict with the preceding sentence. However, if we are not otherwise in breach or violation of this nonsolicitation covenant, until our shareholders approve the merger agreement, our board of directors has a "fiduciary out" under the merger agreement, pursuant to which we may:

    - provide information in response to a written request by a person who has made an unsolicited bona fide written acquisition proposal and who has executed a confidentiality agreement; and

    - engage in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal.

    The actions described in each of the above cases may be taken only to the extent that our board of directors determines in good faith that the acquisition proposal made, if accepted, is reasonably likely to be consummated without significant delay and, if consummated, would result in a transaction more favorable to our shareholders from a financial perspective than the merger contemplated with First Union.

    We will immediately notify First Union of the receipt of any acquisition proposal and will promptly notify First Union of any significant actions taken with respect thereto.

    FIRST UNION

    First Union has agreed that it will not knowingly take any action that is reasonably likely to result in any of its representations and warranties being untrue in any material respect, any conditions to the merger not being satisfied, or a material violation of any provision of the merger agreement, except as required by applicable law or regulation.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    The surviving corporation resulting from the merger will be a wholly owned subsidiary of First Union, and will be called "First Union Genesis
Holdings, Inc." Under the merger agreement, the directors of the surviving corporation will be the directors of JWG Acquisition Sub who are in office immediately prior to the closing of the merger, together with any other director thereafter elected. The officers of the surviving corporation will be the officers of JWG Acquisition Sub and JWGenesis in office immediately prior to the closing of the merger, together with any other officers thereafter elected.

POST-MERGER COMPENSATION AND BENEFITS

    As soon as administratively practicable after the closing of the merger, our employees will be generally entitled to participate in the pension, benefit, welfare, incentive compensation, sick pay, vacation, fringe benefit and other similar plans of First Union on substantially the same terms and conditions applied to employees of First Union in its retail securities brokerage unit. For the purpose of determining eligibility to participate in those plans and the vesting of benefits, but not for the accrual of benefits, First Union will give effect to years of service with us, as if that service had been with First Union.

ADDITIONAL PROVISIONS OF THE MERGER AGREEMENT

    CERTAIN REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties, subject to certain qualifications, made by us as to, among other things:

    - our organization and the organization of our subsidiaries;

    - our capital structure;

    - our power and authority to carry on business;

    - our authorization to enter into the contemplated transactions;

    - our consummation of the transactions not constituting a violation of, or requiring consent under, our organizational documents, contracts and laws;

    - the accuracy of our recent Securities and Exchange Commission and other reports;

    - the accuracy of our financial statements;

    - the absence of material changes or events;

    - the absence of litigation and regulatory action;

    - the absence of undisclosed broker's and finder's fees;

    - the absence of undisclosed liabilities;

    - our title to properties;

    - our compliance with laws;

    - our material contracts;

    - our employee benefits and labor matters;

    - our insurance;

    - state takeover laws;

    - environmental matters;

    - taxes;

    - derivatives;

    - our accounting controls;

    - aggregate trading commissions of our registered representatives for the twelve-months ended July 31, 2000;

    - our intellectual property; and

    - our investment advisory activities.

In addition, the merger agreement contains representations and warranties, subject to certain qualifications, made by First Union as to, among other things:

    - its authorization to enter into the contemplated transactions;

    - its consummation of the transactions not constituting a violation of, or requiring consent under, its organizational documents, contracts and laws; and

    - its access to adequate cash to pay the merger consideration.

    OTHER COVENANTS

    The merger agreement contains additional agreements relating to, among other things:

    - the preparation, filing, and distribution of this document;

    - the recommendation of the merger by our board of directors;

    - our convening and holding a meeting of our shareholders as soon as practicable;

    - access to information and cooperation between First Union and us regarding certain filings with governmental and other agencies and organizations; and

    - public announcements by us and First Union.

EXPENSES AND FEES

    Each party will be responsible for any expenses it incurs in connection with negotiating and consummating the merger.

LITIGATION INVOLVING THE MERGER

    In September and October 2000, R. R. Rothstein, Andy Johnson, GAF Financial Corporation, Christopher L. Malley, and William and Jane D. Maczko, holders of shares of our common stock, each filed separate complaints in the Circuit Court of the 15th Judicial District for Palm Beach County, Florida, against us and our directors, purporting to represent a class of all current holders of our common stock, except for the defendants and their affiliates. Each complaint alleges that, in connection with the proposed merger with First Union, our directors breached their fiduciary duty to the shareholders of JWGenesis by failing to determine accurately the value of JWGenesis, by failing to obtain the highest price reasonably available to the shareholders, and by agreeing to terms and conditions in the merger agreement that actively discourage our directors from exploring alternative offers for the acquisition of JWGenesis and its assets other than by First Union. The GAF Financial Corporation and the Maczko complaints also allege that our management directors breached their fiduciary duty by seeking improper personal benefit in connection with the proposed merger. The complaints seek both preliminary and permanent injunctive relief to prevent the consummation of the merger; an order directing our directors to ensure adequately that no conflict of interests exists between them and their fiduciary obligations to JWGenesis; an order (should preliminary injunctive relief be unavailable) requiring our directors to adopt a process or procedure to obtain the highest possible price for JWGenesis shareholders; rescission or award of damages if the merger is consummated; and an award of attorney's fees and litigation costs. The Maczko complaint also seeks to impose a constructive trust in favor of the plaintiffs upon any benefits that are improperly received by our directors as a result of any wrongful actions. Mr. Rothstein dropped his complaint in October 2000.

    We do not believe these allegations have merit, including for the reasons discussed above under the heading "Background and Reasons for the Merger", and we are vigorously defending against them.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table presents information regarding the beneficial ownership of our common stock as of November 10, 2000 by (1) each person who beneficially owned more than 5% of our common stock; (2) each of our directors and named officers; and (3) all current executive officers and directors as a group. Beneficial ownership is determined under the rules of the Securities and Exchange Commission.

    To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned. The address for each of these persons is c/o JWGenesis Financial Corp. at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

                                                               NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   PERCENT OF CLASS(1)
------------------------                                      ------------------   -------------------
Marshall T. Leeds(2)........................................       1,170,709              13.7%
John A. Elway, Jr.(3).......................................         640,671               7.1%
Joel E. Marks(4)............................................         535,714               6.3%
Gregg S. Glaser(5)..........................................         151,995               1.8%
Sanford B. Cohen............................................              --                --

All Executive Officers and Directors as a group
  (4 persons)(6)............................................       1,858,417              21.7%

------------------------

*   Less than one percent.

(1) Based on 8,534,431 shares issued and outstanding, and, as to each owner separately for such owner's percentage, an additional number of shares not yet outstanding as to which such person has the right to acquire ownership within 60 days.

(2) Includes 7,538 shares of common stock issuable upon exercise of currently exercisable stock options.

(3) Includes 525,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(4) Includes 3,241 shares of common stock issuable upon exercise of currently exercisable stock options, 91,981 shares of common stock owned by Mr. Marks' wife and 149,664 shares of common stock owned by Mr. Marks as custodian for his minor children.

(5) Includes 30,000 shares of common stock issuable upon the exercise of currently exercisable stock options and 231 shares of common stock owned by Mr. Glaser as custodian for his minor children.

(6) Includes an aggregate of 40,779 shares issuable to members of the group pursuant to currently exercisable stock options; see notes (2), (4) and
    (5) above.

                                APPRAISAL RIGHTS

    Under Florida law, holders of stock that is listed on a national securities exchange as of the record date for determining shareholders eligible to vote on a merger may not dissent from the merger and demand payment in cash from the issuing company or the fair value of their stock. As of the record date, our common stock was listed on the American Stock Exchange, a national securities exchange. Holders of our common stock, therefore, are not entitled to appraisal rights under Section 607.1302 of the Florida Business Corporation Act as to shares of common stock owned by them.

                             SHAREHOLDER PROPOSALS

    If the merger is consummated, there will be no public shareholders and no public participation in any future meetings of the surviving corporation's shareholders. If, however, the merger is not consummated, our shareholders will continue to be entitled to attend and participate in our shareholders meetings. If there is a 2001 annual meeting of shareholders, we expect that it will take place in June 2001. Shareholders who wish to present proposals appropriate for consideration at our 2001 annual meeting must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement no later than January 18, 2001 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. We must be notified of any other shareholder proposal intended to be presented for action at the meeting not later than 45 days before the day and month of mailing proxy statements in 2001, which mailing is expected to occur in May 2001, or else proxies may be voted on such proposal at the discretion of the person or persons holding those proxies.

                      WHERE YOU CAN FIND MORE INFORMATION

    JWGenesis is subject to the information filing and reporting requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials filed with the Securities and Exchange Commission at its public reference room in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at (800)-SEC-0330. In addition, the SEC also maintains an internet website at http://www.sec.gov that contains reports, proxy statements and other information.

    Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an annex to this proxy statement or such other document, each such statement being qualified in all respects by such reference. All information relating to First Union or JWG Acquisition Sub, Inc. in this proxy statement has been provided to us by First Union.

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of the 31st day of August, 2000 (as it may be amended from time to time hereafter, this "Plan"), by and between JWGENESIS FINANCIAL CORP. (the "Company") and FIRST UNION CORPORATION ("First Union").

                                   RECITALS:

    (A) THE COMPANY. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida, with its principal executive offices located in Boca Raton, Florida. As of the date hereof, the Company has 30,000,000 authorized shares of common stock, each of $.001 par value ("Company Common Stock") and 5,000,000 authorized shares of Preferred Stock, each of $.10 par value ("Company Preferred Stock") (no other class of capital stock being authorized), of which 8,560,702 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding as of August 11, 2000.

    (B) FIRST UNION. First Union is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. First Union is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

    (C) MERGING ENTITY. Promptly as practicable after the date hereof, First Union shall cause the formation of a wholly-owned subsidiary of First Union, which shall be incorporated under the laws of the State of Florida (the "Merging Entity"). The Merging Entity shall be formed solely for the purpose of engaging in the transactions contemplated by this Plan.

    (D) RIGHTS, ETC. Except as Previously Disclosed (as hereinafter defined), there are no shares of capital stock of the Company authorized and reserved for issuance, the Company has no Rights (as hereinafter defined) issued or outstanding and the Company has no commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Plan. There are no preemptive rights in respect of the Company Common Stock.

    (E) APPROVALS. The Board of Directors of the Company and First Union each has approved this Plan and has authorized the execution hereof in counterparts.

    (F) VOTING AGREEMENT. As a condition and inducement to First Union's willingness to enter into this Plan, certain individuals have entered into an agreement with First Union in the form attached hereto as ANNEX A (the "Voting Agreement"), pursuant to which such individuals have agreed to vote all shares of Company Common Stock owned or acquired by them in favor of approval of the transactions contemplated by this Plan.

    (G) RETENTION PROGRAM. First Union and the Company have agreed, in connection with the transactions contemplated hereby, to establish a retention program on substantially the terms described herein, the purpose of which is to retain the services of certain employees and Independent Contractors (as hereinafter defined) of the Company and the Company Subsidiaries (as hereinafter defined) following the consummation of the transactions contemplated hereby.

    (H) EMPLOYMENT AGREEMENTS. In connection with the transactions contemplated hereby, certain employees of the Company identified on ANNEX B hereto have entered into employment agreements with First Union.

    In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

I.  THE MERGER.

    1.01.  THE MERGER.  On the Effective Date (as hereinafter defined):

        (A) THE CONTINUING CORPORATION. The Merging Entity shall merge with and into the Company (the "Merger"), the separate existence of the Merging Entity shall cease and the

    Company (sometimes hereinafter referred to as the "Continuing Corporation") shall survive the Merger and the name of the Continuing Corporation shall be "First Union Genesis Holdings, Inc". The Continuing Corporation shall continue to be governed by the laws of the State of Florida, and the separate corporate existence of the Continuing Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Florida Business Corporation Act (the "FBCA").

        (B) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The articles of incorporation and by-laws of the Continuing Corporation shall be those of the Company in effect immediately prior to the Effective Time (as hereinafter defined). The directors of the Merging Entity in office immediately prior to the Effective Time shall be the directors of the Continuing Corporation and the officers of the Merging Entity and the Company in office immediately prior to the Effective Time shall be the officers of the Continuing Corporation, in each case, together with such additional directors and officers as may thereafter be elected, who in the case of directors shall hold office until such time as their successors are elected and qualified.

    1.02.  EFFECTIVE DATE.

        (A) If the conditions set forth in SECTIONS 6.01(A) and (B) and 6.03(C) through (H) have been satisfied or waived in writing on or before January 2, 2001, the effective date (the "Effective Date") of the Merger shall be January 2, 2001. If those conditions have not been satisfied or waived on such date, the Effective Date shall occur on such later date as the parties hereto mutually agree after such conditions are satisfied or waived; provided, however, that if the parties are not able to agree upon such date, the Effective Date shall be such date as First Union shall notify the Company in writing not less than five days prior thereto, which date shall not be more than 15 days after the satisfaction or waiver of such conditions. Notwithstanding anything to the contrary in the preceding, the occurrence of the Effective Date shall be subject to the satisfaction or written waiver of all of the conditions set forth in ARTICLE VI.

        (B) Prior to the Effective Date, the Merging Entity and the Company shall execute and deliver to the Department of State of the State of Florida, articles of merger, in accordance with applicable law, specifying the date and time at which the Merger shall become effective. The time on the Effective Date at which the Merger becomes effective is referred to as the "Effective Time".

II.  CONSIDERATION.

    2.01. CONSIDERATION. Subject to the provisions of this Plan, at the Effective Time:

        (A) OUTSTANDING MERGING ENTITY COMMON STOCK. Each of the shares of Merging Entity common stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, become and be converted into one share of Company Common Stock, which shall be owned by First Union.

        (B) OUTSTANDING COMPANY COMMON STOCK. Each share (excluding shares held by the Company or any Company Subsidiaries or by First Union or any of its subsidiaries, in each case other than in a fiduciary capacity, in connection with any market making or proprietary trading activities or as a result of debts previously contracted ("Excluded Shares")) of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive, subject to any adjustment as provided in this SECTION 2.01(B), $12 in cash (as the same may be adjusted, the "Merger Consideration"). Notwithstanding the foregoing, if:

           (1) registered representatives of the JWG Broker-Dealers (as hereinafter defined) as of the date hereof and accounting for at least 95% of the Aggregate Production (as hereinafter defined) do not both (i) enter into Independent Contractor agreements with JWGFS (as hereinafter defined) for the calendar year 2001 (substantially in the customary form provided to First Union before the date of this Plan) on or prior to the Effective Time and (ii) continue as registered representatives of JWGFS and engage in their customary business function as of the Effective Time, then the Merger Consideration shall be reduced to $11; and

           (2) registered representatives of the JWG Broker-Dealers as of the date hereof and accounting for at least 90% of Aggregate Production do not both (i) enter into Independent Contractor agreements with JWGFS for the calendar year 2001 (substantially in the customary form provided to First Union before the date of this Plan) on or prior to the Effective Time or (ii) continue as registered representatives of JWGFS and engage in their customary business function as of the Effective Time, then the Merger Consideration shall be reduced further to $10.00;

provided, however, that a registered representative of any JWG Broker-Dealer as of the date hereof will be treated as having met the requirements of clauses (i) and (ii) of SECTIONS 2.01(B)(1) and (2) if, as of the Effective Time, the registered representative is an employee of First Union or an affiliate of it.

    2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the Merger Consideration provided under this ARTICLE II, without interest. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time.

    2.03.  PAYING AGENT AND EXCHANGE PROCEDURES.

        (A) First Union shall designate First Union National Bank to act as agent for the exchange of the certificates representing shares of Company Common Stock for the Merger Consideration upon surrender of the certificates for the Company Common Stock (the "Exchange Agent"). As soon as reasonably practicable after the Effective Date, the Exchange Agent will send or cause to be sent to each former stockholder of the Company of record immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates for Company Common Stock for the Merger Consideration. The Merger Consideration will be delivered to such stockholder only upon delivery to the Exchange Agent of (i) properly completed and duly executed transmittal materials (in the form provided by the Exchange Agent) and (ii) the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to First Union and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid or shall accrue on the cash payable upon surrender of any such certificates.

        (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    2.04. EXCLUDED SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

    2.05. COMPANY DERIVATIVE SECURITIES. As soon as practicable after the date of this Plan, the Board of Directors of the Company (the "Company Board") (or, if appropriate, any committee administering the Previously Disclosed stock option plans of the Company (the "Company Stock Option Plans")) shall adopt such resolutions or take or cause to be taken such other actions (if any) as may be required, including without limitation, amending the Company Stock Option Plans and/or obtaining any necessary consents or agreements from holders of Company Options (as hereinafter defined), holders of Non-Plan Company Options (as hereinafter defined) and/or holders of warrants to purchase shares of Company Common Stock (the "Company Warrants"), to provide that:

        (A) each stock option to purchase shares of Company Common Stock pursuant to a Company Stock Option Plan (each, a "Company Option") outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted, at the Effective Time, into the right to receive, in lieu of the shares of Company Common Stock theretofore purchasable upon the exercise of the Company Option, an amount in cash equal to (i) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Option shall not theretofore have been exercised. At the Effective Time, each Company Option with an exercise price equal to or greater than the Merger Consideration shall be terminated without payment of any consideration. The Company shall provide to each holder of a Company Option any required notice under the Company Option;

        (B) each Company Warrant outstanding immediately prior to the Effective Time shall be converted, at the Effective Time, into the right to receive, in lieu of the shares of Company Common Stock theretofore purchasable upon the exercise of the Company Warrant, an amount in cash equal to (i) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Warrant, multiplied by (ii) the number of shares of Company Common Stock for which such Company Warrant shall not theretofore have been exercised; PROVIDED that this Section 2.05(B) does not require the Company to modify any put right Previously Disclosed with respect to any Warrant. At the Effective Time, each Company Warrant with an exercise price equal to or greater than the Merger Consideration shall be terminated without payment of any consideration. The Company shall provide to each holder of a Company Warrant any required notice under the Company Warrant; and

        (C) each stock option to purchase shares of Company Common Stock that was not issued pursuant to a Company Stock Option Plan (each, a "Non-Plan Company Option") outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted, at the Effective Time, in the same manner as Company Options pursuant to Section 2.05(A). The Company has Previously Disclosed each Non-Plan Option outstanding as of the date of this Plan.

The Company shall consult with First Union in connection with obtaining any agreement or consent required in connection with this Section 2.05 and shall from time to time (or at any time at the request of First Union) notify First Union of the progress thereof. In furtherance of the preceding, the Company agrees that, to the extent it determines (and under Applicable Law (as hereinafter defined) is permitted) to allow holders of Company Options and/or Non-Plan Company Options, as such, to participate directly or indirectly in the distribution or transfer contemplated by Section 5.10(D), such participation will be contingent on the holder consenting to the conversion of the holder's Company Options and Non-Plan Company Options as provided in this Section 2.05.

    2.06. RESERVATION OF RIGHT TO REVISE TRANSACTION. First Union may at any time change the method of effecting the acquisition of the Company (including without limitation the provisions of this ARTICLE II) if and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall
(A) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Plan, (B) materially impede or delay receipt of any approval referred to in SECTION 6.01 or the consummation of the transactions contemplated by this Plan or (C) materially and adversely affect the tax consequences to holders of Company Common Stock as a result of receiving the consideration provided for in this Plan.

III.  ACTIONS PENDING CONSUMMATION.

    3.01. FORBEARANCES OF THE COMPANY. From the date hereof until the Effective Time, except as expressly contemplated by this Plan or as Previously Disclosed (but subject to SECTIONS 5.10 and 5.11), without the prior written consent of First Union, which consent shall not be unreasonably withheld, the Company will not, and will cause each of the Company Subsidiaries not to:

        (A) ORDINARY COURSE. Conduct the business of the Company and the Company Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees, business associates and any independent contractors associated with the Company or the Company Subsidiaries through the Company's or the Company Subsidiaries' affiliated branch offices (the "Independent Contractors"), or take any action reasonably likely to have an adverse effect upon the Company's ability to perform any of its obligations under this Plan, or engage in any new lines of business. Without limiting the generality of the definition of "Independent Contractor" in this SECTION 3.01(A), such term shall include each person that is a registered representative of the Company or any Company Subsidiary and is not an employee of the Company or a Company Subsidiary.

        (B) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed (on SCHEDULE 3.01(B)) and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any Rights, (2) enter into any agreement with respect to the foregoing, or (3) permit any additional shares of capital stock of the Company to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

        (C) DIVIDENDS, ETC. (1) Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Company Subsidiaries to the Company or another wholly owned Company Subsidiary) on or in respect of, or declare or make any distribution on, any shares of its capital stock or
    (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (D) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or any Company Subsidiary or with any Independent Contractor, or grant any salary, pay or wage increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law,
    (3) to satisfy Previously Disclosed (on SCHEDULE 3.01(D)) contractual obligations existing as of the date hereof, or (4) for employment or other arrangements for, or grants of awards to, newly hired employees or Independent Contractors in the ordinary course of business consistent with past practice and, in the case of non-support personnel or personnel with annual salaries exceeding $50,000, after prior consultation with First Union (First Union has Previously Disclosed the person with whom the Company shall consult, subject to change from time to time on notice by First Union provided in accordance with Section 8.07).

        (E)  BENEFIT PLANS.  Enter into, establish, adopt or amend (except
    (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed (on SCHEDULE 3.01(E)) contractual obligations existing as of the date hereof or for employment or other arrangements for, or grants of awards to, newly hired employees or Independent Contractors in the ordinary course of business consistent with past practice and after prior consultation with First Union) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of the Company Subsidiaries or in respect of any Independent Contractor, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

        (F) DISPOSITIONS. Except for the sale of securities or other investments or assets in the ordinary course of business consistent with past practice or as Previously Disclosed (on SCHEDULE 3.01(F)), sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties.

        (G) ACQUISITIONS. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice or as Previously Disclosed (on SCHEDULE 3.01(G)), acquire any assets, business, securities or properties of any other entity.

        (H) GOVERNING DOCUMENTS. Amend the Company's Articles of Incorporation, by-laws or the charter or by-laws (or similar governing documents) of any of the Company Subsidiaries.

        (I) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles and after notifying First Union of any such required change.

        (J) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

        (K) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $300,000 (net of the amount of applicable insurance coverage not disputed by the insurance carrier) and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

        (L) ADVERSE ACTIONS. Knowingly take any action that is intended or is reasonably likely to (1) result in any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect (excluding any materiality provision relating thereto) at any time at or prior to the Effective Time, (2) result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or (3) result in a material violation of any provision of this Plan (excluding any materiality provision relating thereto) except, in each case, as may be required by applicable law or regulation.

        (M) INDEBTEDNESS. (1) Incur any indebtedness for borrowed money (including indebtedness relating to acquisitions of Company Common Stock) other than in the ordinary course of business or (2) settle, modify or forgive any indebtedness for borrowed money owed to the Company (including indebtedness relating to acquisitions of Company Common Stock).

        (N) COMMITMENTS. Agree, commit to or enter into any agreement to take any of the actions referred to in SECTION 3.01(A) through (M).

    3.02. FORBEARANCES OF FIRST UNION. From the date hereof until the Effective Time, except as expressly contemplated by this Plan, without the prior written consent of the Company, which consent shall not be unreasonably withheld, First Union will not, and will cause each of its Subsidiaries not to, knowingly take any action that is intended or is reasonably likely to
(1) result in any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect (excluding any materiality provision relating thereto) at any time at or prior to the Effective Time,
(2) result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or (3) result in a material violation of any provision of this Plan (excluding any materiality provision relating thereto) except, in each case, as may be required by applicable law or regulation.

IV.  REPRESENTATIONS AND WARRANTIES.

    4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to First Union as follows:

        (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

        (B) ORGANIZATION, STANDING, AUTHORITY AND REGISTRATIONS. The Company is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on the Company. Each of the Company and the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except for such authorizations, the absence of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. Each of JWGenesis Financial Services, Inc. ("JWGFS"), JWGenesis Securities, Inc. ("JWG Securities"), JWGenesis Financial Group, Inc. ("JWGFG"), JWGenesis Capital Markets, Inc. ("JWG Capital Markets"), and DMG Securities, Inc. ("DMG" and, together with JWGFS, JWG Securities, JWGFG and JWG Capital Markets the "JWG Broker-Dealers") is duly registered, qualified to do business and in good standing as a broker-dealer with the Securities and Exchange Commission (the "SEC"), each of the JWG Broker-Dealers is registered with the National Association of Securities Dealers, Inc., (the "NASD"), JWG Securities is a member in good standing of the New York Stock Exchange, Inc. (the "NYSE"), and each of the JWG Broker-Dealers is a member in good standing of all other securities and commodities exchanges in which the conduct of its business requires membership or registration. JWGenesis Insurance, Inc. and each of the JWG Broker-Dealers is licensed as an insurance agent in each state or jurisdiction where the conduct of its business requires it to be so licensed.

        (C) SHARES. The outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable, and are subject to no, and have not been issued in violation of any, preemptive or similar rights. As of the date hereof, except as Previously Disclosed, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Common Stock, and the Company does not have any commitment to authorize, issue or sell any Company Common Stock or Rights. The number of shares of Company Common Stock which are issuable and reserved for issuance upon exercise of Company Options and Company Warrants as of the date hereof are Previously Disclosed. No holder of Company Common Stock has any right to dissent to the Merger under the applicable provisions of the FBCA.

        (D)  COMPANY SUBSIDIARIES.

           (1) The Company has Previously Disclosed a list of all the Company Subsidiaries, including the states in which such Company Subsidiaries are organized, a brief description of such Company Subsidiaries' principal activities, and if any of such Company Subsidiaries is not wholly-owned by the Company or a Company Subsidiary, the percentage owned by the Company or any Company Subsidiary and the names, addresses and percentage ownership by any other individual or corporation, partnership, joint venture, business trust, limited liability corporation or partnership, association or other organization (each, a "Business Entity"). No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary) by reason of any Rights with respect thereto. Except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and subject to no preemptive rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults, or equities of any character or claims or third party rights of whatever nature (collectively, "Liens"). Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. The term "Company Subsidiary" means each JWG Broker-Dealer and any Business Entity in which the Company, directly or indirectly, (i) owns or controls 50% or more of any class of such entity's voting securities, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

           (2) The Company has Previously Disclosed a list of all equity securities it or a Company Subsidiary holds for its own account and not in a bona fide fiduciary capacity, as of the date hereof, involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity). The Company has Previously Disclosed a list of all partnerships, joint ventures or similar entities in which it or any Company Subsidiary owns or controls an interest and the nature and amount of such interest.

        (E) CORPORATE POWER. The Company and each of the Company Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.

        (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in SECTION 6.01(A), each of this Plan and the transactions contemplated hereby has been authorized by all necessary corporate action of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (G) NO DEFAULTS. Subject to the approval by the stockholders of the Company holding at least a majority of the votes entitled to be cast, the required regulatory approvals Previously Disclosed, the Previously Disclosed required filings under federal and state securities and insurance laws and the Previously Disclosed approvals of the NYSE and any other applicable exchange of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Plan and the consummation by the Company of the transactions contemplated hereby, does not and will not
    (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, its Articles of Incorporation, charter or Bylaws, or similar governing documents of the Company or any Company Subsidiary, or

    (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        (H) COMPANY REPORTS. Except as Previously Disclosed, the Company has timely filed all material reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1995 with (1) the SEC, (2) any applicable federal, state, local or foreign governmental authorities and (3) the NASD, the NYSE, the American Stock Exchange, Inc., the Municipal Securities Rulemaking Board (the "MSRB") or any other non-governmental self-regulatory agency, commission or authority (a "Self-Regulatory Body") (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Company Reports"), including without limitation, all material reports, registrations, statements and filings required under the Investment Company Act of 1940 (together with the rules and regulations thereunder, the "Investment Company Act"), the Investment Advisers Act of 1940 (together with the rules and regulations thereunder, the "Investment Advisers Act"), the Securities Exchange Act of 1934 (together with the rules and regulations thereunder, the "Exchange Act"), the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") and any applicable state securities or "blue sky" laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to Company Reports filed before the date of this Plan), each of the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Regulatory Authority (as hereinafter defined) with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (I) FINANCIAL STATEMENTS. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other documents filed or to be filed by the Company or any Company Subsidiary subsequent to December 31, 1999, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each case, the "Company Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

        (J) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed or disclosed in the Company Financial Statements prior to the date hereof, none of the Company or the Company Subsidiaries has any obligation or liability (whether accrued, contingent or otherwise), including liabilities under Environmental Laws (as hereinafter defined), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

        (K) ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, the business of the Company and the Company Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice and there has not been:

           (1) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on the Company; or

           (2) except as Previously Disclosed or disclosed in the Company Financial Statements prior to the date hereof, any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in ARTICLE III of this Plan had such event, occurrence, development or state of circumstances or facts occurred after the date hereof.

        (L) PROPERTIES; SECURITIES. Except as specifically reserved against or otherwise disclosed in the Company Financial Statements (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as Previously Disclosed, the Company and the Company Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, tangible and intangible, reflected in the Company Financial Statements as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries do not, directly or indirectly, control any real property not used in the ordinary course of their business, except as Previously Disclosed. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, except for instances where the failure to be so enforceable is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of the Company Subsidiaries. Such securities are valued on the books of the Company or the Company Subsidiaries in accordance with generally accepted accounting principles.

        (M) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed, (1) no litigation, proceeding or controversy ("Litigation") before any court, arbitrator, mediator or Regulatory Authority (as hereinafter defined) is pending against the Company or the Company Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the Company, and, to the Company's knowledge, no such Litigation has been threatened; (2) neither the Company nor any of the Company Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal, state, local, municipal or foreign governmental agency or authority or Self-Regulatory Body (the "Regulatory Authorities") charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers (including without limitation, the SEC, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), , the NYSE, the NASD, the American Stock Exchange, Inc., the MSRB, and the Federal Trade Commission) or the supervision or regulation of the Company or any of the Company Subsidiaries; and (3) neither the Company nor any of the Company Subsidiaries has been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or threatened relating to the Company or any of the Company Subsidiaries or arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof or any Independent Contractor (including without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any Company Subsidiary was a manager, co-manager, syndicate member or distributor, Derivatives Contracts (as hereinafter defined) or structured notes).

        (N)  COMPLIANCE WITH LAWS.  Except as Previously Disclosed:

           (1) each of the Company and the Company Subsidiaries, in the conduct of its respective business (including without limitation, municipal securities and NASDAQ market-making activities), is in compliance in all respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees and Independent Contractors conducting such businesses, and the rules of all Self-Regulatory Bodies applicable thereto (collectively, "Applicable Law"), except for such instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company;

           (2) each of the Company, the Company Subsidiaries, their respective officers and employees of any of the preceding and the Independent Contractors has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit the Company and the Company Subsidiaries to own and operate their businesses as presently conducted and that are material to the business of the Company and the Company Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;

           (3) None of the Company or the Company Subsidiaries has received a notification or communication from any Regulatory Authority
       (a) asserting that any of them (or any of their respective directors, officers, employees or controlling persons or any Independent Contractor) is not in compliance with any of the statutes, rules, regulations or ordinances which such Regulatory Authority enforces, or has otherwise engaged in any unlawful business practice, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company,
       (b) threatening to revoke any license, franchise, permit, or governmental authorization which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company,
       (c) requiring any of them (or any of their respective directors, officers, employees or controlling persons or any Independent Contractor) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of any of them to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of the Company Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on broker-dealers generally);

           (4) To the knowledge of the Company, there is no pending or threatened investigation, review or disciplinary proceeding by any Regulatory Authority against the Company, any Company Subsidiary or any officer, director, employee or Independent Contractor thereof, except for such investigation, review or disciplinary proceedings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse effect on the Company;

           (5) None of the Company, the Company Subsidiaries or, to the Company's knowledge, any "affiliated person" (as defined in the Investment Company Act) of any of the preceding is ineligible pursuant to
       Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company. None of the Company, the Company Subsidiaries or any "associated person" (as defined in the Investment Advisers Act) of any of the preceding is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as an associated person to a registered investment advisor;

           (6) None of the Company, the Company Subsidiaries or, to the Company's knowledge, any affiliate of any of the preceding is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Company Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15,
       Section 15B or Section 15C of the Exchange Act and, to the Company's knowledge, there is no reasonable basis for, or proceeding or investigation, whether preliminary or otherwise, that is reasonably likely to result in, any such limitations, suspension or revocation;

           (7) None of the Company or the Company Subsidiaries is required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, or transfer agent under any federal, state, local or foreign statutes, laws, rules or regulations;

           (8) None of the Company or the Company Subsidiaries, in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA (as hereinafter defined), has (a) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA or
       (b) engaged in a "prohibited transaction" within the meaning of
       Section 406 of ERISA or Section 4975(c) of the Code (as hereinafter defined) which would subject the Company to liability or Taxes (as hereinafter defined) under Sections 409 or 502(i) of ERISA or
       Section 4975(a) of the Code, except for such instances of the foregoing which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company;

           (9) Each of the Company and the Company Subsidiaries has conducted a "reasonable investigation" of the business and affairs of each person the securities of which it has underwritten (within the meaning of Section 2(11) of the Securities Act) within the three years preceding the date of this Plan or within the period between the date of this Plan and the Effective Time; and

          (10) None of the Company or the Company Subsidiaries is subject to regulation under the Investment Company Act. The Company and the Company Subsidiaries are and, except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, each of their employees and each of the Independent Contractors which are or who are required to be registered as a broker-dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities or insurance commission of any state or foreign jurisdiction or any Self-Regulatory Body are duly registered as such and such registrations are in full force and effect. All federal, state, local and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. The Company has made available to First Union true and correct copies of (a) each Form G-37/G-38 filed by the Company (or any predecessor) with the MSRB since

       January 1, 1996, and (b) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. There has been no contributions or payments, and there is not any other information, that would be required to be disclosed by the Company or any of the Company Subsidiaries under MSRB rules and regulations, except for noncompliance of the foregoing which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        (O)  CONTRACTS.

           (1) MATERIAL CONTRACTS. The Company has Previously Disclosed each of the following contracts, agreements, commitments, arrangements, leases, insurance policies, or other instruments to which either the Company or any Company Subsidiary is a party, or by which any of them is bound or to which any of their properties or assets is subject (each, a "Material Contract"):

               (i) any contract providing for annual payments in excess of $50,000 or aggregate payments in excess of $100,000;

               (ii) any lease of real property;

              (iii) any partnership, joint venture or similar contract, or any Rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such person;

               (iv) any executory contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (v) any outstanding indenture, mortgage, promissory note, loan agreement, guarantee or other contract or commitment for the borrowing of money by the Company or any Company Subsidiary or the deferred purchase price of property in excess of $50,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (vi) any license, franchise or similar contract material to the Company or any Company Subsidiary or any agreement relating to any trade name or Intellectual Property (as hereinafter defined) that is material to the Company or any Company Subsidiary;

              (vii) any exclusive dealing arrangement or other contract or arrangement containing covenants which limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

             (viii) any contracts between any affiliate (for purposes of this SECTION 4.01(O), within the meaning of Rule 144 under the Securities
           Act) of the Company, on the one hand, and the Company or any Company Subsidiary, on the other hand; and

               (ix) any other contract that is material to the Company; provided that any such contract made in the ordinary course of business need not be Previously Disclosed under this SECTION 4.01(O) unless it is of the type specified in Item 601(b)(10(ii) of the SEC's
           Regulation S-K.

        A copy of each such contract has been supplied or made available to First Union.

           (2) DEFAULTS. Except as Previously Disclosed, as of the date hereof, neither the Company nor any Company Subsidiary is in default under any Material Contract or any other contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits (each, collectively with the Material Contracts, a "Contract"), which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

           (3) CONTRACTS WITH CLIENTS. Except for instances of noncompliance with the following representations (SECTION 4.01(O)(3)(A-B)) which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company:

               (A) Each of the Company and the Company Subsidiaries is in compliance with the terms of each contract with any customer to whom the Company or any Company Subsidiary provides services (a "Client"), and each such contract is in full force and effect with respect to the applicable Client. There are no disputes pending or, to the Company's knowledge, threatened with any Client under the terms of any such contract or with any former Client. The Company has provided or made available to First Union true and complete copies of the standard form of all advisory, sub-advisory and similar agreements with Clients; and

               (B) Each extension of credit by the Company or any of the Company Subsidiaries or, to the knowledge of the Company, by Fiserv Clearing, Inc. ("Fiserv") or Bear Stearns Clearing, Inc. ("Bear Stearns") to any Client (i) is in full compliance with Regulation T of the Federal Reserve Board or any substantially similar regulation of any Regulatory Authority, (ii) is fully secured, and (iii) the Company or a Company Subsidiary or, to the knowledge of the Company, Fiserv or Bear Stearns, as the case may be, has a first priority perfected security interest in the collateral securing such extension.

        (P) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto or its affiliates for a brokerage commission, finder's fee or other like payment, excluding a fee Previously Disclosed to First Union to be paid by the Company to Berkshire Capital Corporation.

        (Q)  EMPLOYEE BENEFIT PLANS.

           (1) Previously Disclosed is a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to First Union.

           (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
       Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the

       Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Internal Revenue Service Revenue Procedure 93-39), and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject it or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

           (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of
       Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period or will be required to be filed in connection with the transactions contemplated by this Plan.

           (4) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

           (5) Neither the Company nor its ERISA Affiliates have at any time sponsored, contributed to, or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA
       Section 3(35)). Neither the Company nor its ERISA Affiliates have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Section 4001(a)(3) and 3(37)(A)) on or after September 26, 1980.

           (6) Neither the Company nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan. There are no restrictions on the rights of the Company or any of the Company Subsidiaries to amend or terminate any such plan without incurring any liability thereunder. Except as Previously Disclosed, there has been no amendment to, announcement by the Company or any of the Company Subsidiaries relating to, or change in eligibility criteria for employee participation or coverage under, any Compensation and Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year.

           (7) Except as Previously Disclosed, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Company Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan,
       (c) result in any acceleration of the time of payment, vesting or funding through a grantor trust, or otherwise of any such benefit, or (d) result in the imposition to the recipient of any excise tax pursuant to
       Section 4999 of the Code.

        (R) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in SECTION 6.01(B) should not be obtained without the imposition of any condition of the type referred to in the proviso following such
    SECTION 6.01(B).

        (S) LABOR RELATIONS. Each of the Company and the Company Subsidiaries is in material compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or any of the Company Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against any of the Company or the Company Subsidiaries before the National Labor Relations Board. Neither it nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the Company Subsidiaries the subject of a proceeding asserting that it or any such Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of the Company Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

        (T) INSURANCE. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the Company or the Company Subsidiaries are in full force and effect; the Company and the Company Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion. Previously Disclosed is a list of all insurance policies maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees, agents or independent contractors.

        (U) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. The Company has taken all necessary action to exempt this Plan and the transactions contemplated hereby from, and this Plan and the transactions contemplated hereby are exempt from, (1) any applicable state takeover laws, including, without limitation, the provisions of the Florida Control Share Acquisition Act (FBCA 607.0902), (2) any applicable takeover provisions in the Company's Articles of Incorporation or by-laws, and (3) except as Previously Disclosed, any change of control or other takeover provisions set forth in any agreement to which the Company is a party or may be bound.

        (V) NO FURTHER ACTION. The Company has taken all action so that the entering into of this Plan, and the consummation of the transactions contemplated hereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby do not and will not (1) require a vote of stockholders (other than the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of Company Common Stock), or (2) result in the grant of any rights to any person under the Articles of Incorporation, charter or by-laws of the Company or any Company Subsidiary or under any agreement to which the Company or any of the Company Subsidiaries is a party (except as provided in 8.09), or (3) restrict or impair in any way the ability of First Union to exercise the rights granted hereunder. The

    Company Board has received the opinion of its financial advisors, Berkshire Capital Corporation, to the effect that the consideration to be received by the holders of shares of Company Common Stock in the Merger is fair to such holders from a financial point of view. It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by First Union.

        (W) ENVIRONMENTAL MATTERS. The Company and the Company Subsidiaries have obtained and maintained in effect all material licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance in all material respects with all Environmental Laws and with all such licenses, permits and authorizations. It has not received notice of liability to any person, governmental entity or Business Entity under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or any other Environmental Laws with respect to real property owned or leased by the Company or the Company Subsidiaries.

        (X) TAXES. Except as Previously Disclosed, (1) all reports and returns with respect to Taxes (as defined below) and Tax related information reporting requirements that are required to be filed with any taxing authority or retained by or with respect to it or the Company Subsidiaries, including without limitation consolidated federal income tax returns of it and the Company Subsidiaries that are includible therein (collectively, the "Company Tax Returns"), have been duly filed or in the case of Company Tax Returns to be retained by the Company or the Company Subsidiaries has properly completed Company Tax Returns in the Company's or Company Subsidiaries' files, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate in all material respects, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes imposed on the income, properties or operations of it or the Company Subsidiaries, together with any interest, additions, or penalties with respect thereto and with respect to any information reporting requirements imposed by the Code or any similar provision of foreign, state or local law, together with any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Company Tax Returns have been paid in full, (3) the Company Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Company Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been (or prior to the Effective Time will be) paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company, except as reserved against in the Company Financial Statements prior to the date of this Plan, (6) no currently effective waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or the Company Subsidiaries, (7) none of the Company, the Company Subsidiaries, First Union or any direct or indirect subsidiary of First Union, as a consequence of the Company's actions prior to the Effective Time, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be paid in the future and (8) the Company and the Company Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary tax group for purposes of filing any consolidated Company Tax Return, other than, for purposes of filing U.S. federal income tax returns, groups of which the Company is, and JWGenesis, Inc. was, the common parent.

        (Y) ACCURACY OF INFORMATION. The statements with respect to the Company and the Company Subsidiaries contained in this Plan, the Schedules, the Exhibits, the Annexes and any other written documents executed and delivered by or on behalf of it (by an authorized officer of the Company) pursuant to the terms of this Plan (and designated as such) are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        (Z) ACCOUNTING CONTROLS. Each of the Company and the Company Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, that all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers or any other criteria applicable to such statements.

        (AA) PROPRIETARY RIGHTS. The Company and the Company Subsidiaries have the right to use the names, servicemarks, trademarks and other intellectual property (collectively, "Intellectual Property") material to the conduct of their business, all such Intellectual Property has been Previously Disclosed, such right of use is free and clear of any Liens and no other person has the right to use any such Intellectual Property except for instances which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        (BB)  INVESTMENT ADVISORY ACTIVITIES.

           (1) Except as Previously Disclosed, none of the Company Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to persons registered under the Investment Company Act.

           (2) Except as Previously Disclosed, none of the Company or any Company Subsidiary is or has been during the past five years an "investment adviser" (within the meaning of the Investment Advisers Act), required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

        (CC) DISCRETIONARY ACCOUNTS. Each of the Company and the Company Subsidiaries has operated its investment accounts for which it has investment discretion in accordance with the investment objectives and guidelines in effect for each such investment account, except when lack of compliance would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        (DD) DERIVATIVES. All exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other similar arrangement, whether entered into for the Company's account, or for the account of one or more of the Company Subsidiaries or their customers (except for transactions entered into by the Company or the Company Subsidiaries on listed options effected on an agency basis for customers), were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect, except to the extent the failure of any of the foregoing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the

    Company nor a Company Subsidiary, nor to the Company's knowledge any other party thereto, is in material breach of any of its obligations under any such agreement or arrangement except for such instances which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. As of their respective dates, the Company's Financial Reports disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since December 31, 1999, there has not been a change in such value that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect on the Company.

        (EE) AGGREGATE PRODUCTION. The Company has Previously Disclosed the correct amount of the aggregate trading commissions earned for the twelve months ended July 31, 2000 by each registered representative (as of August 30, 2000) of the Company or any Company Subsidiary. The Company will update such Previously Disclosed amounts before the close of business on September 5, 2000 to provide the correct amount of such aggregate trading commissions for each such registered representative as of the close of business on the date of this Plan. (To the Company's knowledge, there is no reason why such update should differ materially from the Previously Disclosed amounts.) Such updated amounts will be used to determine the Merger Consideration pursuant to SECTION 2.01(B) and the satisfaction of
    SECTION 6.03(E), and the aggregate of all such updated amounts is referred to in this Plan as the "Aggregate Production"; provided that, if a registered representative dies or becomes disabled before the Effective Time, the registered representative will be excluded from the calculation of Aggregate Production and from the calculations of SECTIONS 2.01(B) and 6.03(E).

    4.02. FIRST UNION REPRESENTATIONS AND WARRANTIES. First Union hereby represents and warrants to the Company, as follows:

        (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to First Union are true and correct.

        (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in SECTION 6.01(B), this Plan has been authorized by all necessary corporate action of First Union and is a valid and binding agreement of it enforceable against First Union in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (C) NO DEFAULTS. Subject to any required filings under federal and state securities and insurance laws, and the approvals of the NYSE and the other securities exchanges referred to in SECTION 4.01(G), of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on First Union, (2) constitute a breach or violation of, or a default under, its Certificate of Incorporation or by-laws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union.

        (D) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in SECTION 6.01(B) should not be obtained without the imposition of any condition of the type referred to in the proviso following such
    SECTION 6.01(B).

        (E) ACCURACY OF INFORMATION. The statements with respect to First Union contained in this Plan, the Schedules, the Exhibits, the Annexes and any other written documents executed and delivered by or on behalf of it pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        (F) CAPITAL RESOURCES. First Union has sufficient cash to provide for payment of the Merger Consideration in accordance with the provisions set forth on ARTICLE II.

V.  COVENANTS.

    The Company hereby covenants to First Union, and First Union hereby covenants to the Company, as applicable, that:

    5.01. EFFORTS. Subject to the terms and conditions of this Plan, it shall, and shall cause its subsidiaries to, use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with each other to that end. Without limiting the generality of the foregoing, the Company agrees to use its reasonable best efforts, and to cause the Company Subsidiaries to use reasonable best efforts, to obtain (A) any consents of Clients necessary in connection with the "assignment" of the Contracts pursuant to which the Company or any Company Subsidiary provides investment advisory, sub-advisory or management services to a Client within the meaning of the Investment Advisers Act ("Advisory Agreements") resulting from the consummation of the Merger; provided that First Union agrees that other than with respect to any Advisory Agreement which by its terms expressly requires written consent to its assignment, effective consent to such "assignment" of an Advisory Agreement may be obtained for all purposes hereunder and under applicable law by informing such Client of (1) the intention to complete the Merger, which may result in a deemed assignment of such Advisory Agreement, (2) the Company's or the Company Subsidiaries' intention to continue the advisory services pursuant to the existing Advisory Agreement with such Client after the Effective Date if such Client does not terminate such agreement prior to the Effective Date, and (3) that the consent of such Client will be deemed to have been granted if such Client continues to accept such advisory services for at least 40 days after receipt of such notice without termination, and (B) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger and for the Continuing Corporation to receive the benefits thereof.

    5.02. COMPANY PROXY STATEMENT; STOCKHOLDER APPROVAL. As promptly as reasonably practicable following the date hereof, the Company shall prepare and file with the SEC a proxy statement (the "Proxy Statement"), and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC or its staff with respect thereto and to cause the Proxy Statement to be mailed to the holders of Company Common Stock in connection with the transactions contemplated hereby as promptly as practicable following the date hereof. The Company shall notify First Union upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide First Union with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) the Company (i) shall provide First Union an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by First Union. In connection with the foregoing, the Company shall call a special meeting (the "Meeting") of the holders of Company

                                       20

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
Common Stock to be held as soon as practicable for purposes of voting upon the approval of this Plan and the Company shall use its reasonable best efforts to solicit and obtain votes of the holders of Company Common Stock in favor of the approval of this Plan. The Company Board shall recommend approval of this Plan by such holders, unless the Company Board determines in good faith after consultation with outside legal counsel that withdrawal of its recommendation is required in order for its directors to comply with their fiduciary duties under applicable law.

    5.03. COMPLIANCE WITH SECURITIES LAWS. The Company shall ensure that the Proxy Statement and all amendments or supplements thereto (A) will comply in all material respects with the provisions of the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall the Company be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning First Union or the Merging Entity furnished by or on behalf of First Union or the Merging Entity specifically for use in the Proxy Statement.

    5.04. PRESS RELEASES. The Company will not, without the prior approval of First Union (which approval shall not be unreasonably withheld or delayed), and First Union will not, without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby, or otherwise publicly disclose the terms and conditions of such transactions, except as otherwise required by law.

    5.05. ACCESS; INFORMATION. (A) Subject to applicable law, upon reasonable notice, the Company shall afford First Union and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, data processing system files, commitments and records and, during such period, the Company shall furnish promptly to First Union (1) a copy of each material report, schedule and other document filed by the Company and the Company Subsidiaries with any Regulatory Authority, and
(2) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as First Union may reasonably request, PROVIDED that no investigation pursuant to this SECTION 5.05 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the conditions to the obligations of the Company or First Union to consummate the transactions contemplated by this Plan; and (B) First Union will not use any information obtained pursuant to this SECTION 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in SECTION 8.06) unless and until such time as (i) such information or documents become publicly available other than by reason of any action or failure to act by First Union, (ii) any such information or document is required by law or applicable published stock exchange rule to be disclosed, or (iii) First Union determines, in its reasonable discretion, that such information or document is responsive to any examination or similar request of a Regulatory Authority charged with supervision of it or any of its subsidiaries or that prudent business practices require its disclosure to such Regulatory Authority (subject to prior notice to, and consultation with, the Company, if the circumstances reasonably permit in light of customary practice with such Regulatory Authority). In the event of the termination of this Plan, First Union will, upon request by the Company, deliver to the Company or destroy all documents so obtained by First Union (except to the extent such information is incorporated into the minutes of its board of directors or similar corporate records, in which case it will continue to be held in confidence as provided in this SECTION 5.05).

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
    5.06. ACQUISITION PROPOSALS. In the case of the Company, it shall not, and it shall cause the Company Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any merger or other business combination with the Company or any of the Company Subsidiaries other than as contemplated by this Plan; it shall instruct its and the Company Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with any of the foregoing; and it shall notify First Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of the Company Subsidiaries. However, nothing in this Plan will prevent the Company or the Company Board from
(1) providing information in response to a request therefor by a person who has made an unsolicited BONA FIDE written proposal for an acquisition or purchase of the type described in the preceding sentence, if the Company receives from the person an executed confidentiality agreement on terms substantially similar to those contained in SECTION 5.05, or (2) engaging in any negotiations or discussions with any person who has made such an unsolicited BONA FIDE written proposal, if and only to the extent that, (A) in each such case referred to in clause (1) or (2), the Company Board determines in good faith (after consultation with its financial advisor) that the proposal, if accepted, is reasonably likely to be consummated without significant delay, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the holders of shares of Company Common Stock from a financial point of view than the Merger. If negotiations or discussions are initiated in accordance with the preceding sentence, the Company agrees that it will notify First Union immediately and will from time-to-time (or at any time at the request of First Union) notify First Union of the progress thereof (including all current terms and any other information that First Union may from time-to-time request). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any such acquisition or purchase. The Company agrees to use all reasonable efforts to enforce any confidentiality and/or "stand-still" contract to which it is a party and not to amend, terminate, waive or release any provision of any such contract in a manner that is material and adverse to its rights under the contract.

    5.07. STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. In the case of the Company, it shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from (A) any applicable state takeover law, as now or hereafter in effect, (B) any applicable takeover provisions in the Company's Articles of Incorporation or By-laws, and
(C) any takeover provisions set forth in any agreement to which the Company or any Company Subsidiary is a party or may be bound.

    5.08. REGULATORY APPLICATIONS. In the case of each of the parties hereto, it shall use its reasonable best efforts (A) promptly to prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Merger. Each of the parties hereto agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and regulatory authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the regulatory approvals referred to in SECTION 6.01. Each of the Company and First Union shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to, any third party or any regulatory authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

    5.09.  CURRENT INFORMATION.

        (A) During the period from the date of this Plan to the Effective Date, each of the Company and First Union shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other, including without limitation, with respect to all aspects of the Reorganization (as hereinafter defined).

        (B) The Company shall promptly notify First Union of (1) any material change in the business or operations of the Company or any Company Subsidiary, including without limitation, any actions with respect to the Reorganization, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to the Company or any Company Subsidiary,
    (3) the institution or the threat of material Litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's representations or warranties set forth herein not to be true and correct as of the Effective Time or prevent the Company from fulfilling its obligations hereunder; and in each case shall keep First Union informed with respect thereto.

        (C) First Union shall notify the Company of (1) any event or condition that might reasonably be expected to cause any of First Union's representations or warranties set forth herein not to be true and correct as of the Effective Date or prevent First Union from fulfilling its obligations hereunder and (2) of any denial of any application filed by First Union with any Regulatory Authority with respect to this Plan, and in each case shall keep the Company informed with respect thereto.

    5.10. COMPANY REORGANIZATION. As promptly as reasonably practicable following the date of this Plan, the Company shall use its reasonable best efforts to take all action necessary to effect the Previously Disclosed reorganization of the Company's and the Company Subsidiaries' operations, in each case in compliance with Applicable Law (the "Reorganization"). The Company shall consult with First Union on a regular and frequent basis with respect to the implementation of the Reorganization, all aspects of which shall be completed not later than December 31, 2000 and shall be in form and substance reasonably satisfactory to First Union. First Union recognizes that, in order to complete the Reorganization, the Company will require the waiver of provisions of this Plan. First Union agrees to consider promptly and reasonably each request for such a waiver. If First Union denies a waiver requested in connection with the Reorganization, the Company and First Union agree to negotiate in good faith with a view toward permitting the Company to complete the Reorganization on mutually satisfactory terms in compliance with the terms of this Section 5.10.

    5.11. RETENTION PROGRAM. As promptly as practicable following the date of this Plan, the Company shall establish a retention program to retain certain key employees and Independent Contractors of the Company and the Company Subsidiaries (the "Retention Program"). The total amount of the Retention Program and the amount allocated to each employee and Independent Contractor has been Previously Disclosed by the Company. The Form of documentation relating to the Retention Program (and any waiver or modification of, or consent or similar action under, any such documentation) shall be subject to First Union's consent (not to be unreasonably withheld or delayed). If an employee or Independent Contractor who has been selected to participate in the Retention Program forfeits the amount (or any portion thereof) allocated to that individual, such amount (or portion) shall be cancelled and not re-allocated. To the extent that implementation of the Retention

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                                      A-23

Program requires the waiver of provisions of this Plan, First Union agrees to consider promptly and reasonably each request for such a waiver.

    5.12. TERMINATION OF STOCK PURCHASE PLANS. Prior to the Effective Time, the Company shall suspend all payroll deductions and cash contributions to the Company's stock purchase plans and shall take all actions necessary to discontinue and terminate such plans prior to the Effective Time.

    5.13.  INDEMNIFICATION/LIABILITY COVERAGE.

        (A) For six years after the Effective Date, First Union shall cause the Continuing Corporation to indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan) to the extent such persons are indemnified under the FBCA and the Company's Articles of Incorporation and by-laws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation.

        (B) First Union shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including First Union's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; PROVIDED, that First Union shall not be obligated to make an annual premium payment in respect of such policy (or replacement policy) which exceeds, for the portion related to the Company's directors and officers, 150% of the annual premium payment on the Company's current policy in effect as of the date of this Plan; PROVIDED, FURTHER, that if such coverage can only be obtained upon the payment of an annual premium in excess of 150% of the annual premium payment of the Company's current policy, First Union shall obtain such coverage as can reasonably be obtained by paying a premium of 150% of the annual premium payment of the Company's current policy in effect as of the date of this Plan.

        (C) Any Indemnified Party wishing to claim indemnification under
    SECTION 5.13(A), upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify First Union thereof; PROVIDED, that the failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under SECTION 5.13(A) (unless such failure materially increases First Union's liability under such Section). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) First Union or the Continuing Corporation shall have the right to assume the defense thereof, if it so elects, and First Union or the Continuing Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that First Union shall be obligated pursuant to this subsection (C) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) First Union shall not be liable for any settlement effected without its prior written consent.

    5.14 CLEARING AGREEMENT. As promptly as practicable following the date of this Plan, the parties will cause JWGFS and First Clearing Corporation to enter into a correspondent clearing agreement containing customary terms and conditions and will negotiate in good faith in that regard.

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                                      A-24

VI.  CONDITIONS TO CONSUMMATION OF THE MERGER.

    6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of First Union and the Company to consummate the Merger is subject to the fulfillment or written waiver by First Union and the Company prior to the Effective Time of each of the following conditions:

        (A) STOCKHOLDER APPROVALS. This Plan and the Merger shall have been duly adopted by the requisite vote of the stockholders of the Company.

        (B) REGULATORY APPROVALS. All regulatory approvals required to consummate the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; provided, however, no such approvals shall contain any conditions, restrictions or requirements which First Union reasonably determines would, following the Effective Time, have a Material Adverse Effect on the Continuing Corporation or a material adverse effect on the benefits of the transactions contemplated hereby to First Union.

        (C) NO INJUNCTION. No Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Plan.

    6.02. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

        (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Union set forth in this Plan shall be true and correct in all material respects (excluding the effect of any qualification set forth therein relating to "materiality" or "Material Adverse Effect") as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First Union by an officer of First Union to such effect.

        (B) PERFORMANCE OF OBLIGATIONS OF FIRST UNION. First Union shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First Union by an officer of First Union to such effect.

    6.03. CONDITIONS TO OBLIGATION OF FIRST UNION. The obligation of First Union to consummate the Merger is also subject to the fulfillment or written waiver by First Union prior to the Effective Time of each of the following conditions:

        (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Plan shall be true and correct in all material respects (excluding the effect of any qualification set forth therein relating to "materiality" or "Material Adverse Effect") as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date), and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

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                                      A-25

        (B) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (C) COMPANY THIRD PARTY CONSENTS. The Company shall have obtained the consent or approval of each individual or Business Entity whose approval shall be required under any Contract in order to consummate the transactions contemplated by this Plan, except for those the failure of which to obtain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Continuing Corporation or a material adverse effect on the benefits of the transactions contemplated hereby to First Union.

        (D) THE REORGANIZATION. The Reorganization shall have been effected in accordance with the provisions set forth in SECTION 5.10.

        (E) EXISTING REGISTERED REPRESENTATIVES. Registered representatives of the JWG Broker-Dealers (as hereinafter defined) as of the date hereof and accounting for at least 70% of the Aggregate Production shall (i) have entered into Independent Contractor agreements with JWGFS for the calendar year 2001 (substantially in the customary form provided to First Union before the date of this Plan) and (ii) continue as registered representatives of JWGFS and engage in their customary business function as of the Effective Time; provided, however, that a registered representative of any JWG Broker-Dealer as of the date hereof will be treated as having met the requirements of clauses (i) and (ii) of this SECTION 6.03(E) if, as of the Effective Time, the registered representative is an employee of First Union or an affiliate of it.

        (F)  COMPANY DERIVATIVE SECURITIES.  The events contemplated by
    SECTION 2.05 shall have been effected as set forth therein; PROVIDED that this Section 6.03(F) will be satisfied if the holders of Company Options, Non-Plan Company Options and Warrants collectively representing no more than 135,000 shares of underlying Company Common Stock fail to convert as contemplated by SECTION 2.05(A), (B) and (C).

        (G) EMPLOYMENT AGREEMENTS. The Employment Agreements referred to in RECITAL H of this Plan shall be in effect (other than as a consequence of death or disability).

        (H) MVP.COM DISTRIBUTION. The Company shall have received the opinion of Kilpatrick Stockton LLP, counsel to the Company, to the effect that any direct or indirect distribution of its interest in MVP.Com, Inc. was not required to be registered under the Securities Act or was appropriately registered (such opinion to be reasonably satisfactory to First Union in form and substance).

VII.  TERMINATION.

    This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

    7.01. MUTUAL CONSENT. By the mutual consent of First Union and the Company.

    7.02. BREACH. By First Union or the Company, in the event of (A) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach (provided that a party may terminate this Plan pursuant to this SECTION 7.02(A) only with respect to a breach or breaches that would permit such party not to consummate the Merger under the standards set forth in SECTION 6.02(A) or SECTION 6.03(A), as the case may be), or (B) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

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
    7.03. DELAY. By First Union or the Company, in the event that the Merger is not consummated by March 31, 2001.

    7.04. NO STOCKHOLDER OR REGULATORY APPROVAL. By the Company or First Union, in the event that any stockholder approval contemplated by
SECTION 6.01(A) is not obtained at the Meeting, including any adjournment or adjournments thereof, or in the event that written notice is received which states that any required regulatory approval contemplated by SECTION 6.01(B) will not be approved or has been denied.

    7.05. FAILURE TO RECOMMEND, ETC. At any time prior to the stockholder approval contemplated by SECTION 6.01(A), by First Union if the Company Board shall have (i) failed to make its recommendation referred to in SECTION 5.02,
(ii) withdrawn such recommendation, (iii) modified or changed such recommendation in a manner materially adverse to the interests of First Union, or (iv) failed to reconfirm such recommendation following the receipt of an inquiry or proposal of a type referred to in SECTION 5.06 within five business days after a written request by First Union to do so.

    7.06. TERMINATION FEE. (A) The Company hereby agrees to pay First Union and First Union shall be entitled to payment of, a nonperformance fee (the "Termination Fee") of $3.5 million following the occurrence of a Payment Event (as hereinafter defined). Such payment shall be made in immediately available funds within five business days after delivery of a notice from First Union requesting such payment. The right to receive the Termination Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Payment Event: (i) the Effective Date, (ii) termination of this Plan in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Payment Event (as defined below), except a termination by First Union pursuant to SECTION 7.02 or 7.05, (iii) termination of this Plan following the occurrence of a Preliminary Payment Event and the passage of eighteen (18) months after such termination, or (iv) termination of this Plan by First Union pursuant to SECTION 7.02 or 7.05, and the passage of eighteen (18) months after such termination.

        (B) The term "Preliminary Payment Event" shall mean any of the following events or transactions occurring after the date hereof:

           (1) The Company without having received First Union's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this SECTION 7.06 having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than First Union or any of its subsidiaries or affiliates, or the Company Board shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction with any person other than First Union or any of its subsidiaries or affiliates. For purposes of this Plan, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving the Company, (b) a purchase, lease or other acquisition of all or substantially all of the assets of the Company, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Company; PROVIDED that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or any of the Company Subsidiaries;

           (2) (a) any person other than First Union or any of its subsidiaries or affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" for purposes of this SECTION 7.06 having the meaning assigned thereto in Section 13(d) of the Exchange Act, or (b) any group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which any of First Union or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 20% or more of the Company Common Stock then outstanding;

           (3) any person other than First Union or any of its subsidiaries or affiliates shall have made a proposal to the Company or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than First Union or any of its subsidiaries or affiliates shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Company Common Stock (such offering referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

           (4) after a proposal is made by a third party to the Company or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Company to make such a proposal, the Company shall have breached any representation, covenant or obligation contained in this Plan and such breach would entitle First Union to terminate this Plan under SECTION 7.02 (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger); or

           (5) the holders of shares of Company Common Stock shall not have approved this Plan at the Meeting or the Meeting shall not have been held or shall have been canceled prior to termination of this Plan, in each case after any person other than First Union or any of its subsidiaries or affiliates shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or (b) commenced a Tender Offer or filed a registration statement under the Securities Act, with respect to an Exchange Offer.

        (C) The term "Payment Event" shall mean either of the following events or transactions occurring after the date hereof:

           (1) the acquisition by any person other than First Union or any of its subsidiaries or affiliates, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 50% or more of the outstanding shares of Company Common Stock (unless the Company shall have breached Section 5.06, in which case the percentage referred to in this SECTION 7.06(C)(1) shall be reduced to 25%); or

           (2) the occurrence of a Preliminary Payment Event described in (x) clause (B)(1) above, except that the percentage referred to in clause (c) thereof shall be 25%, or (y) clause (B)(5) above.

        (D) The Company shall notify First Union promptly in writing of its knowledge of the occurrence of any Preliminary Payment Event or Payment Event; PROVIDED, HOWEVER, that the giving of such notice by the Company shall not be a condition to the right of First Union to the Termination Fee.

VIII.  OTHER MATTERS.

    8.01.  SURVIVAL.  SECTION 5.12 and this ARTICLE VIII (OTHER THAN
SECTION 8.10) shall survive the Effective Time. If this Plan is terminated pursuant to ARTICLE VII prior to the Effective Time, SECTIONS 4.01(Q), 5.05(B),
7.06 AND this ARTICLE VIII (OTHER THAN SECTION 8.10) shall survive such termination. All other representations, warranties, covenants and agreements in this Plan will not survive the Effective Time or termination pursuant to Article VII, PROVIDED that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of this Plan.

    8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the party benefiting by the provision or (B) amended or modified at any time, in either case by an agreement in writing among the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of the Company, no amendment may be made that requires further approval of such stockholders under applicable law without obtaining such approval.

    8.03. COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

    8.04. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina.

    8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

    8.06. CONFIDENTIALITY. Except as otherwise provided in SECTION 5.05(B), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

    8.07. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to First Union,
              to:             First Union Corporation
                              One First Union Center
                              Charlotte, North Carolina 28288-1207
                              Telecopy Number: (704) 715-4401

                              Attention: Donald McMullen

        Copy to:              First Union Corporation
                              One First Union Center
                              Charlotte, North Carolina 28288-0013
                              Telecopy Number: (704) 374-3425

                              Attention: Mark C. Treanor
                                       General Counsel

    If to the Company,

              to:             JWGenesis Financial Corp.
                              980 North Federal Highway, Suite 210
                              Boca Raton, Florida 33432
                              Telecopy Number: (561) 338-2727

                              Attention: Marshall Leeds

        Copy to:              W. Randy Eaddy, Esq.
                              Kilpatrick Stockton LLP
                              1100 Peachtree Street
                              Atlanta, Georgia 30309
                              Telecopy Number: (404) 815-6555

    8.08. DEFINITIONS. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

        (A) the term "Material Adverse Effect", when applied to a party, means an event, occurrence or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which
    (1) has a material adverse effect on the financial condition, results of operations, business or prospects of such party and its subsidiaries, taken as a whole, or (2) would materially impair any party's ability to timely perform its obligations under this Plan or the consummation of any of the transactions contemplated hereby; PROVIDED, that a Material Adverse Effect with respect to a party shall not include events or conditions generally affecting the securities industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies, and PROVIDED FURTHER, a Material Adverse Effect with respect to First Union shall not include events, occurrences, circumstances, conditions, charges or effects relating to, or otherwise resulting from, any acquisitions by First Union or any of its subsidiaries or any dispositions of any of its subsidiaries or any of First Union's or its subsidiaries' assets or lines of business or any terminations of, or reductions in, any lines of business;

        (B) the term "individually or in the aggregate" as used in ARTICLE IV of this Plan includes all events, occurrences and circumstances described in any paragraph of ARTICLE IV, and is not linked to any specific paragraph;

        (C) the term "Previously Disclosed" by a party means information set forth in a Schedule, correspondingly enumerated to the representation, warranty or covenant to which it relates, that is delivered by such party to the other party contemporaneously with the execution of this Plan (it being understood that notwithstanding any other provision herein such information shall be disclosed in light of the particular standard of "materiality" set forth in the representation, warranty or covenant to which such information relates); and

        (D) the term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (and shall include stock appreciation rights and all similar derivative rights).

    8.09. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and all Schedules, Exhibits and Annexes hereto represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, except that
Section 5.12 is intended to confer on the persons named therein those rights expressly stated in such Section.

    8.10. EMPLOYEE MATTERS. (a) As soon as administratively practicable after the Effective Time, employees of the Company and the Company Subsidiaries shall be generally entitled to participate in the pension, benefit, welfare, incentive compensation, sick pay, vacation, fringe benefit and similar plans of First Union, such participation shall be on substantially the same terms and conditions applied to retail securities brokerage employees of First Union Securities, Inc. and its subsidiaries from time to time. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with the Company or the Company Subsidiaries, as the case may be, as if such service had been with First Union or its subsidiaries. No employee of the Company who elects coverage under a First Union medical insurance plan shall be excluded from coverage under such plan (for such employee or any other covered person) on the basis of a pre-existing condition that was not also excluded under the Company's medical insurance plans.

    (b) The Company hereby agrees to provide to First Union the federal and state employment history and data related to the Company, as necessary. The Company understands that in order to obtain certain favorable state unemployment rates and any related transfer of state unemployment wage history for optimal rate calculations, it may be necessary to file certain documents with applicable state authorities and provide certain payroll data. It is also understood by the Company that certain states have statutory time limitations for filing such documents to allow these transfers. The Company hereby agrees to complete such state unemployment documents and provide such data as is necessary to effectuate the transfer of unemployment history and unemployment rates in the respective states, and to execute these documents within the time necessary to complete the transfer.

    8.11. HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

    8.12. INTERPRETATION; EFFECT. When a reference is made in this Plan to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of, or Exhibit or Annex or Schedule to, this Plan unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require the Company, First Union or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                                       FIRST UNION CORPORATION

                                                       By:  /s/ DANIEL J. LUDEMAN
                                                            -----------------------------------------
                                                            Name: Daniel J. Ludeman
                                                            Title: SENIOR VICE PRESIDENT

                                                       JWGENESIS FINANCIAL CORP.

                                                       By:  /s/ MARSHALL LEEDS
                                                            -----------------------------------------
                                                            Name: Marshall Leeds
                                                            Title: PRESIDENT

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    This Amendment, made and entered into as of this 24th day of October, 2000 (this "Amendment"), by and among JWGenesis Financial Corp. (the "Company"), First Union Corporation ("First Union"), and JWG Acquisition Sub, Inc. ("JWG Acquisition Sub"), amends the Agreement and Plan of Merger, dated as of the 31st day of August, 2000 (the "Plan"), by and between the Company and First Union.

    WHEREAS, the Company and First Union entered into the Plan, pursuant to which, among other things, First Union agreed to acquire the Company through the merger (the "Merger") of a wholly-owned subsidiary of First Union (the "Merging Entity") with and into the Company; and

    WHEREAS, First Union agreed to cause the formation of the Merging Entity after the date of the Plan for purposes of effecting the Merger, and First Union has formed JWG Acquisition Sub for such purposes; and

    WHEREAS, the parties desire to cause JWG Acquisition Sub to become a party to the Plan;

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

    1. JWG Acquisition Sub, a Florida corporation and a wholly-owned subsidiary of First Union, hereby agrees to become a party to the Plan. All references to the "Merging Entity" in the Plan shall mean "JWG Acquisition Sub, Inc".

    2. Except as expressly amended by this Amendment, all terms, conditions and provisions of the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                                       FIRST UNION CORPORATION

                                                       By:  /s/ DANIEL J. LUDEMAN
                                                            -----------------------------------------
                                                            Name: Daniel J. Ludeman
                                                            Title: SENIOR VICE PRESIDENT

                                                       JWG ACQUISITION SUB, INC.

                                                       By:  /s/ DANIEL J. LUDEMAN
                                                            -----------------------------------------
                                                            Name: Daniel J. Ludeman
                                                            Title: SENIOR VICE PRESIDENT

                                                       JWGENESIS FINANCIAL CORP.

                                                       By:  /s/ JOEL E. MARKS
                                                            -----------------------------------------
                                                            Name: Joel E. Marks
                                                            Title: CHIEF OPERATING OFFICER

                                    ANNEX B
                            FORM OF VOTING AGREEMENT

    AGREEMENT, dated as of August 31, 2000, by and between the undersigned stockholder of JWGenesis Financial Corp. (the "Stockholder") and First Union Corporation ("First Union").

    WHEREAS, the Stockholder is the beneficial owner of and has the right to
vote       shares (the "Shares") of common stock, $.001 par value, of JWGenesis
Financial Corp. (the "Company");

    WHEREAS, First Union and the Company have entered into an Agreement and Plan of Merger (the "Plan"), pursuant to which First Union will acquire the Company, subject to the terms and conditions of the Plan;

    WHEREAS, as a condition and inducement to First Union's willingness to enter into the Plan, the Stockholder has agreed to enter into this Agreement;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

    1. The Stockholder shall vote (including by proxy or written consent to action without a meeting) all the Shares, and any other shares of stock of the Company owned or controlled by him or her entitled to be voted, in favor of the Plan and the transactions contemplated thereby. The Stockholder also agrees that, to the extent he has authority or power to vote or direct the voting of any additional Shares, he shall vote or direct the voting of such Shares in favor of approval of the Plan.

    2. The Stockholder agrees that he will not sell or transfer any Shares to any other party unless such party enters into an agreement, satisfactory to First Union, to abide by all the terms of this Agreement.

    3. The parties hereto agree that this Agreement shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms.

    4.  The Stockholder represents and warrants to First Union as follows:

        (i) the Stockholder has good title to the Shares and owns the Shares free and clear of any rights, claims, encumbrances, liens, interests or restrictions of any nature whatsoever, including, without limitation, any restrictions on the voting of the Shares or any rights of others to vote, or to participate (including by consultation) in the voting of, the Shares;

        (ii) this Agreement is a valid and legally binding agreement enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

       (iii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Stockholder, do not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Stockholder or to which the Stockholder is subject or bound, or require any consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

    5. The Stockholder hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. Accordingly, the Stockholder agrees that First Union shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which First Union may be entitled at law or in equity.

    6. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law rules.

    7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

    IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                                       FIRST UNION CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ---------------------------------------------
                                                       (the Stockholder)

                                    ANNEX C

                         BERKSHIRE CAPITAL CORPORATION
           535 MADISON AVENUE - 19TH FLOOR - NEW YORK, NEW YORK 10022
                   TEL.: (212) 207-1000  FAX: (212) 207-1019
                                www.berkcap.com

Board of Directors                                               August 31, 2000
JWGenesis Financial Corp.
900 North Federal Highway
Boca Raton, Florida 33432

Gentlemen:

    You have advised us that, pursuant to an Agreement and Plan of Merger (the "Agreement") to be dated as of August 31, 2000, by and between First Union Corporation, a North Carolina corporation ("FTU"), and JWGenesis Financial Corp., a Florida corporation ("JWG" or the "Company"), a wholly-owned subsidiary of FTU will be merged with and into the Company (the "Transaction"). You have further advised us that pursuant to the Agreement, at the closing of the Transaction, each issued and outstanding share of JWG common stock will be converted into the right to receive between $10.00 to $12.00 in cash (the "Transaction Consideration"), depending on the level of broker production retained as of the closing date. The terms and conditions of the Transaction are set forth in more detail in the Agreement, a copy of which you have provided for us.

    You have requested our opinion as to whether the Transaction Consideration to be received in the Transaction by the shareholders of JWG is fair to the shareholders of JWG from a financial point of view, as of the date hereof.

    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to JWG;
(ii) reviewed certain internal financial information and other data provided to us by the management of JWG relating to the business and prospects of JWG, including financial projections for JWG; (iii) conducted discussions with members of the senior management of JWG concerning the operations of JWG, historical financial information of JWG, future prospects of JWG and other matters relating to JWG; (iv) reviewed the Agreement; (v) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we considered relevant; (vi) reviewed publicly available financial and securities market data pertaining to certain publicly held companies in lines of business we considered to be generally comparable to those of JWG; (vii) based upon the direction of JWG management, contacted and spoken to a number of potential buyers including FTU; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information we deemed necessary and appropriate.

    In conducting our review and arriving at our opinion, with your consent, we have not assumed any responsibility for independent verification of any of the foregoing information. We have, with your consent, relied upon the information described in the preceding paragraph (exclusive of the information referred to in clauses (vii) and (viii) and financial projections and information concerning future prospects of JWG referred to in clause (ii)) being complete and accurate in all material respects, and have relied upon the assurances of the members of management of JWG that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. We have not been requested to make, and have not made, an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of JWG or any of its affiliates, nor have we been furnished with any such evaluation or appraisal. Further, we have assumed, with your consent, that all of the information prepared by the management of JWG provided to us for purposes of this opinion,

Board of Directors                                               August 31, 2000
JWGenesis Financial Corp.                                                 Page 2

including the projections for JWG, was prepared in good faith and on a basis reflecting the best currently available estimates and judgments of the management of JWG as to the future financial performance of JWG, and the assumptions underlying such projections were viewed by management as being reasonable at the time made. We have not undertaken any independent legal analysis of the Transaction, any related transactions, the Agreement or any legal or regulatory proceedings pending or threatened related to JWG. We have not been asked to, and do not, express any opinion as to the after-tax consequences of the Transaction to the shareholders of JWG. In addition, our opinion is based on economic, monetary and market conditions existing on the date hereof. We have assumed that the Transaction will be consummated on the terms described in the Agreement without any waiver of any material terms or conditions by the shareholders of JWG.

    In rendering this opinion, we are not rendering any opinion as to the value of JWG as a whole or making any recommendations to the board of directors of JWG or any shareholders of JWG with respect to the advisability of approving, recommending or voting in favor of the Transaction.

    Berkshire Capital Corporation, as part of its investment banking business, is engaged in the business of providing financial advisory services with regard to mergers and acquisitions. We have acted as financial adviser to JWG in connection with the Transaction, have received retainer fees for such services, and will receive a fee for our services which is contingent upon the consummation of the Transaction. In addition, JWG has agreed to reimburse us for our reasonable expenses, including attorneys' fees, and to indemnify us against certain liabilities that may arise out of this assignment, including the rendering of this opinion. Berkshire Capital Corporation has provided, and may from time to time in the future provide, investment banking services to FTU and its subsidiaries.

    This opinion is for the use and benefit of the Board of Directors of JWG and is rendered to the Board of Directors of JWG in connection with its consideration of the Transaction. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time or in any manner, in whole or in part, without our written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of JWG common stock in connection with the Transaction.

    Based upon and subject to the foregoing, we are of the opinion that the Transaction Consideration to be received in the Transaction by the shareholders of JWG is fair to the shareholders of JWG from a financial point of view, as of the date hereof.

                                                       Very truly yours,

                                                       BERKSHIRE CAPITAL CORPORATION

                                                       By:  /s/ RICHARD D. MILES
                                                            -----------------------------------------
                                                            Richard D. Miles
                                                            Managing Director

                           JWGENESIS FINANCIAL CORP.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 12, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having received the Notice of Special Meeting of Shareholders and revoking all prior proxies, hereby appoints MARSHALL T. LEEDS and JOEL E. MARKS, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Special Meeting of Shareholders of JWGenesis Financial Corp. (the "Company") to be held at the Sheraton of Boca Raton,
2000 N.W., 19th Street, Boca Raton, Florida on December 12, 2000 at 12:00 p.m., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect to all shares of common stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

1.   APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF
     AUGUST 31, 2000, AND AMENDED AS OF OCTOBER 24, 2000, BY AND
     BETWEEN JWGENESIS FINANCIAL CORP. AND FIRST UNION
     CORPORATION (THE "AGREEMENT").
     / /  FOR APPROVAL OF THE AGREEMENT
     / /  AGAINST APPROVAL OF THE AGREEMENT
     / /  ABSTAIN WITH RESPECT TO APPROVAL OF THE AGREEMENT

2.   IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY
     OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR
     ANY POSTPONEMENT, ADJOURNMENT, OR ADJOURNMENTS THEREOF.

    The shares represented by this Proxy will be voted as directed by the undersigned and indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE APPROVAL OF THE AGREEMENT, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AGREEMENT, AND THE PROXIES IN THEIR DISCRETION WILL VOTE ON SUCH OTHER BUSINESS AS MAY BE PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OR ADJOURNMENTS THEREOF.

    Attendance of the undersigned at the Special Meeting or any postponement or adjournment thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

                                                       Dated: ---------------------------------------------------,
                                                       2000
                                                       (BE SURE TO DATE THE PROXY)

                                                       ------------------------------------------------------------
                                                       Signature

                                                       ------------------------------------------------------------
                                                       Print Name
                                                       If shares are held by more than one owner, each must sign.
                                                       Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN ABOVE
               AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.